UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
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Delta Apparel, Inc.
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DELTA APPAREL, INC.
322 S. Main Street
Greenville, South Carolina 29601
Telephone (864) 232-5200
September 23, 2013

To Our Shareholders:
On behalf of the Board of Directors, Delta Apparel, Inc. invites you to attend the 2013 Annual Meeting of the shareholders of Delta Apparel, Inc. on Thursday, November 7, 2013. The Annual Meeting will be held at our offices located at 2750 Premiere Parkway, Suite 100, Duluth, Georgia 30097. The Annual Meeting will begin at 10:00 a.m. local time.
The attached Proxy Statement describes the matters that we expect to act upon at the Annual Meeting. If you were a shareholder of record as of September 13, 2013, you are entitled to vote on these matters. Your vote is very important. If you are unable to attend the meeting, please vote by proxy over the Internet, by telephone or by completing the enclosed proxy card and signing, dating and returning the card at your earliest convenience. Voting over the Internet, by telephone or by written proxy card will ensure your representation at the Annual Meeting regardless of whether you attend in person. If you attend the Annual Meeting and desire to revoke your proxy and vote in person, you may do so. In any event, you are entitled to revoke your proxy at any time before it is exercised.
We appreciate your continued support of Delta Apparel, Inc.
Sincerely,
Robert W. Humphreys
Chairman and Chief Executive Officer

DELTA APPAREL, INC.
322 S. Main Street
Greenville, South Carolina 29601
Telephone (864) 232-5200

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
November 7, 2013

It is my pleasure to invite you to attend the 2013 Annual Meeting of the shareholders (the "2013 Annual Meeting") of Delta Apparel, Inc. (the "Company"), on Thursday, November 7, 2013, at 10:00 a.m. local time. The meeting will be held at our offices located at 2750 Premiere Parkway, Suite 100, Duluth, Georgia 30097. At the 2013 Annual Meeting, shareholders will vote on the following matters, which are further described in the attached proxy statement (the "Proxy Statement"):

1.
Election of the eight nominees named in the Proxy Statement to the Board of Directors to serve until the Company's next annual meeting of shareholders or until their successors are duly elected and qualified;

2.	Advisory vote on the compensation of the Company's named executive officers;

3.	Ratification of the appointment of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for our 2014 fiscal year; and

4.	Action upon such other matters, if any, as may properly come before the meeting.
All shareholders are cordially invited to attend the Annual Meeting. Shareholders of record as of September 13, 2013, are entitled to vote at the meeting.
By Order of the Board of Directors,
Justin M. Grow
Secretary
September 23, 2013
Greenville, South Carolina

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE EITHER VOTE VIA THE INTERNET, BY TELEPHONE, OR SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.
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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on November 7, 2013: The Delta Apparel, Inc. Proxy Statement For The 2013 Annual Meeting of Shareholders and the Delta Apparel, Inc. 2013 Annual Report are Available at www.deltaapparelinc.com.
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PROXY STATEMENT

This Proxy Statement and proxy voting card are being mailed to holders of Delta Apparel, Inc. common stock beginning on or about September 23, 2013. On behalf of our Board of Directors, we are soliciting your proxy to vote your shares of the Company's common stock at our 2013 Annual Meeting and all adjournments or postponements of such meeting. We solicit proxies to provide all shareholders of record with an opportunity to vote on matters to be presented at the 2013 Annual Meeting. The information provided in this Proxy Statement is intended to assist you in voting your shares on these matters. This Proxy Statement and our 2013 Annual Report are available at no charge on our website at www.deltaapparelinc.com.

QUESTIONS AND ANSWERS ABOUT THE 2013 ANNUAL MEETING
What is the purpose of the 2013 Annual Meeting?
At the 2013 Annual Meeting, our shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders in this Proxy Statement, including the election of the eight nominees as directors, an advisory vote on the compensation of our named executive officers, the ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for our 2014 fiscal year, and such other business as may be properly brought before the 2013 Annual Meeting. This Proxy Statement summarizes the information you need to know to vote at the 2013 Annual Meeting.
Where will the 2013 Annual Meeting be held?
The 2013 Annual Meeting will be held on Thursday, November 7, 2013, at 10:00 a.m. local time at our offices located at 2750 Premiere Parkway, Suite 100, Duluth, Georgia 30097.
Who can attend the 2013 Annual Meeting?
All of our shareholders are invited to attend the 2013 Annual Meeting. Only Delta Apparel, Inc. shareholders as of the close of business on Friday, September 13, 2013 (the "Record Date"), may vote at the 2013 Annual Meeting.
Who is soliciting my vote?
Our Board of Directors (the "Board") is soliciting your proxy to vote at the 2013 Annual Meeting.
What am I voting on?
You are voting on three proposals:

1.	The election of the following eight nominees to the Board of Directors to serve until the Company's next annual meeting of shareholders or until their successors are duly elected and qualified;

James A. Cochran	Robert W. Humphreys
Sam P. Cortez	David T. Peterson
Dr. Elizabeth J. Gatewood	Suzanne B. Rudy
Dr. G. Jay Gogue	Robert E. Staton, Sr.

2.	An advisory vote on the compensation of our named executive officers as disclosed in this Proxy Statement; and

3.	Ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for our 2014 fiscal year.
What are the voting recommendations of the Board?
The Board recommends the following votes:

1.	FOR each of the eight director nominees to the Board ("Proposal No. 1");

2.	FOR the approval of the compensation of our named executive officers ("Proposal No. 2"); and

3.	FOR ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for our 2014 fiscal year ("Proposal No. 3").
Will any other matters be voted on?
The Board does not intend to present any other matters at the 2013 Annual Meeting and we do not know of any other matters that will be brought before the shareholders for a vote at the 2013 Annual Meeting. If any other matter is properly brought before the 2013

Annual Meeting, your signed proxy card gives authority to the persons named in the proxy to vote on such matters in their discretion and in accordance with their best judgment.
Who is entitled to vote?
Holders of our common stock as of the close of business on the Record Date, September 13, 2013, may vote at the 2013 Annual Meeting, either in person or by proxy.
How many votes do I have?
You will have one vote for every share of Delta Apparel, Inc. common stock that you owned at the close of business on the Record Date. You do not have the right to cumulate your votes with respect to the election of any director.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?
Many shareholders hold their shares through a broker or bank rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Shareholder of Record. If your shares are registered directly in your name with the Company's transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the Company.
Beneficial Owner. If your shares are held in a stock brokerage account or by a bank, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your bank or broker, which is considered the shareholder of record of these shares. As the beneficial owner, you have the right to direct your bank or broker how to vote, and are also invited to attend the 2013 Annual Meeting. However, if you are not the shareholder of record, you may not vote these shares in person at the 2013 Annual Meeting unless you bring with you a legal proxy from the shareholder of record. Your bank or broker should enclose a voting card for you to use for providing directions for how to vote your shares.
How do I vote?
If you are a shareholder of record, there are four ways to vote:

1.	By internet at www.proxyvote.com;

2.	By toll-free telephone at 1-800-690-6903;

3.	By completing and mailing your proxy card; or

4.	By written ballot at the 2013 Annual Meeting.
The internet and telephone voting procedures are designed to confirm your identity, to allow you to provide your voting instructions and to verify that your instructions have been properly recorded. If you wish to vote by internet or telephone, please follow the instructions that are printed on the enclosed proxy card. If you vote by internet or telephone, your vote must be received by 11:59 p.m. local time on November 6, 2013, the day before the 2013 Annual Meeting. Your shares will be voted as you indicate. If you sign and return your proxy card but you do not indicate your voting preferences, the proxies will vote your shares FOR Proposal Nos. 1, 2 and 3. Although we are not currently aware of any other matters that will be brought before the 2013 Annual Meeting, by signing and returning your proxy card you appoint the persons named as proxies as your representatives at the 2013 Annual Meeting. If a matter is raised for a vote at the 2013 Annual Meeting that is not included in these proxy materials, then the proxy holders will vote your shares in accordance with their best judgment.
If your shares are held in street name, you should follow the voting directions provided by your bank or broker. You may complete and mail a voting instruction card to your bank or broker or, in most cases, submit voting instructions by the internet or telephone to your bank or broker. If you provide specific voting instructions by mail, the internet or telephone, your shares should be voted by your bank or broker as you have directed. AS A RESULT OF THE NYSE MKT'S RULES, YOUR BANK OR BROKER CANNOT VOTE WITH RESPECT TO PROPOSAL NOS. 1 OR 2 UNLESS IT RECEIVES VOTING INSTRUCTIONS FROM YOU.
We will distribute written ballots at the 2013 Annual Meeting to any shareholder of record who wants to vote. If you hold your shares in street name, you must request a legal proxy from your bank or broker to vote in person at the 2013 Annual Meeting.
Can I change my vote or revoke my proxy?
Yes. If you are a shareholder of record, you can change your vote or revoke your proxy any time before the 2013 Annual Meeting by:

1.	Entering a new vote by internet or telephone;

2.	Returning a later-dated proxy card;

3.	Sending written notice of revocation to Justin M. Grow, Secretary, at the Company's address of record, which is 322 S. Main Street, Greenville, South Carolina 29601; or

4.	Completing a written ballot at the 2013 Annual Meeting.
Attendance at the 2013 Annual Meeting will not in and of itself constitute a revocation of a proxy.
If your shares are held in street name, you must follow the specific directions provided to you by your bank or broker to change or revoke any instructions you have already provided to your bank or broker.
How are votes counted?
Votes are counted by inspectors of election designated by our Secretary.
Who pays for soliciting proxies?
We will pay for the cost of preparing, assembling, printing and mailing this Proxy Statement and accompanying materials to our shareholders, as well as the cost of soliciting proxies relating to the meeting. In addition, we will reimburse banks and brokers for their reasonable charges and expenses in forwarding proxies and proxy materials to the beneficial owners of the shares held in street name. Our officers, directors and employees may, without additional compensation, supplement these solicitations of proxies by telephone, facsimile, email and personal solicitation.
What is the quorum requirement of the 2013 Annual Meeting?
To conduct the 2013 Annual Meeting, a majority of the outstanding shares of the Company's common stock entitled to vote must be present in person or by proxy at the 2013 Annual Meeting. This is referred to as a "quorum." If you vote, your shares will be considered present at the 2013 Annual Meeting for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will be counted in determining the presence or absence of a quorum. On the Record Date, there were 7,873,848 shares outstanding and 970 shareholders of record. A majority of the Company's common stock, or 3,936,925 shares, will constitute a quorum.
What are broker non-votes?
Broker non-votes occur when holders of record, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial owners by the date specified in the statement requesting voting instructions that has been provided by the bank or broker.
If that happens, the bank or broker may vote those shares only on matters as permitted by the NYSE MKT's rules and regulations. The NYSE MKT prohibits banks and brokers from voting uninstructed shares in the election of directors and in matters related to executive compensation; accordingly, banks and brokers cannot vote with respect to Proposal Nos. 1 and 2 unless they receive voting instructions from the beneficial owners. Broker non-votes will not affect the outcome of Proposal Nos. 1 and 2 being voted on at the 2013 Annual Meeting, assuming that a quorum is obtained.
What vote is required to approve each proposal?
Proposal No. 1: For the election of directors, the eight nominees for director will be elected if they receive an affirmative vote of a majority of the shares present at the meeting or represented by proxy and entitled to vote for the election of directors at the 2013 Annual Meeting. For purposes of the election of directors, the affirmative vote of a majority of shares means that the number of shares voted "FOR" a director's election exceeds the number of votes withheld from a director's election. Votes cast exclude broker non-votes and abstentions, and therefore broker non-votes and abstentions will have no effect on the election of directors.
Proposal No. 2: For the advisory vote on the compensation of our named executive officers, the vote is not binding on our Board of Directors or our Compensation Committee and, therefore, no specific vote is required to approve the proposal. However, the Board and the Compensation Committee will review the voting results and consider them in making future decisions about executive compensation.
Proposal No. 3: Ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm requires that the number of votes cast "FOR" exceeds the number of votes cast against this proposal. Abstentions and broker non-votes will have no effect on the vote with respect to this proposal
Are the Company's proxy materials available on the internet?
Yes, this Proxy Statement and our 2013 Annual Report are available without charge on our website at www.deltaapparelinc.com.

Where can I find the voting results of the 2013 Annual Meeting?
We will announce the preliminary voting results at the 2013 Annual Meeting and will publish final results in a current report on Form 8-K filed with the SEC on or before November 11, 2013. This Form 8-K will be available without charge to shareholders upon written request to Investor Relations Department, Delta Apparel, Inc., 322 S. Main Street, Greenville, South Carolina 29601 or via the internet at www.deltaapparelinc.com.
What is the deadline for consideration of shareholder proposals or director nominations for the next annual meeting of shareholders?
Applicable Securities and Exchange Commission (“SEC”) rules and regulations govern the submission of shareholder proposals and the Company's consideration of them for inclusion in next year's proxy statement.  The Company has changed its fiscal year end such that the 2014 fiscal year will now end on September 27, 2014.  The Company anticipates that its annual meeting following the 2014 fiscal year end will be on a date more than 30 days after the date of the 2013 annual meeting.  As such, if you want to submit a proposal for inclusion in next year's proxy statement, proposals must be received by the Company a reasonable time before the Company begins to print and send its proxy materials.  The Company currently expects it will print and send its proxy materials for the annual meeting following its 2014 fiscal year end on or about December 18, 2014.  The Company believes a reasonable time for submissions to be received by the Company would be 120 days prior to printing and mailing of its proxy materials.  This deadline will also apply in determining whether notice is timely for purposes of exercising discretionary authority with respect to proxies for purposes of Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended.  If you want to present a proposal at the fiscal year 2014 annual meeting of shareholders (but not have the proposal included in the Company's proxy statement), you must comply with the advance written notification and other requirements set forth in our Bylaws, including having the proposal received by the Company not later than July 9, 2014.  In addition, nominations for the election of directors must comply with the advance notification and other requirements set forth in our Bylaws, which provide that in the event the date of the annual meeting is changed by more than 30 days from the date of the previous years' annual meeting, then nominations must be received by the Company not later than 10 days after notice or public disclosure of the date of the annual meeting of shareholders for the election of directors.  This notice will be included in our Notice of Annual Meeting and Proxy Statement for the fiscal year 2014 annual meeting of shareholders.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Each of our directors brings extensive management and leadership experience gained through his or her service to diverse businesses and institutions. Our directors are committed to effectively oversee management’s performance, to act in the long-term best interests of shareholders and to maintain the highest standards of corporate governance.
Our Bylaws provide that the number of directors to be elected at any meeting of shareholders will be between two and fifteen, and will otherwise be determined by the Board of Directors. Our Board of Directors has determined that eight directors shall be nominated for election at the 2013 Annual Meeting.
The eight individuals listed below are nominees for election as directors at the 2013 Annual Meeting to serve until our next annual meeting of shareholders or until their successors are duly elected and qualified. Each of the nominees was elected by the shareholders at our 2012 annual meeting of shareholders. Included in each nominee's biography below is a description of the qualifications, experience, attributes and skills of such nominee that led our Board to conclude that he or she is well qualified to serve as a member of the Board for our 2014 fiscal year and until the Company's next annual meeting of shareholders or until their successors are duly elected and qualified.
Our Board's Corporate Governance Committee has affirmatively determined that with the exception of Robert W. Humphreys, Chairman and Chief Executive Officer, each of the nominees qualifies as "independent" under NYSE MKT corporate governance listing standards and also meets the Company's director qualification standards, which are described in the "Corporate Governance” section of this Proxy Statement. We believe that all of the nominees will be available and able to serve as directors.
Unless you vote “Withhold” with respect to a particular nominee or all nominees, the proxy holders will vote your shares “FOR” each of the nominees listed below. In the event that any nominee is not available or able to serve, the Board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE EIGHT NOMINEES.
James A. Cochran
Director Since: 2008    Age: 66     Committees: Audit Committee; Compensation Committee
Mr. Cochran has served as Chief Financial Officer of Greenway Medical Technologies, Inc., a provider of software solutions for healthcare providers, since 2009. Previously, he was Senior Vice President responsible for Investor Relations and Corporate Strategies of TurboChef Technologies, Inc., a provider of equipment, technology and services for high-speed food preparation, and served in that capacity from 2007 until 2009. From 2003 until 2007, Mr. Cochran also served as Senior Vice President and Chief Financial Officer of TurboChef Technologies, Inc. He is a Certified Public Accountant. Mr. Cochran's broad and diverse professional knowledge base, including public accounting, mergers and acquisitions, investor relations, corporate strategy and financial management in public and private enterprises, provides the Board with valuable leadership and insight into these disciplines.
Sam P. Cortez
Director Since: 2010    Age: 50     Committees: Audit Committee; Compensation Committee
Mr. Cortez has been the principal of KCL Development LLC, a provider of corporate finance and advisory services, since 2003. Prior to 2003, he was employed in the investment banking industry, including Lehman Brothers, Donaldson Lufkin & Jenrette, Alex Brown & Sons, and Morgan Stanley International. Mr. Cortez serves as a director of Hancock Fabrics, Inc. and as chairman of its Management Review and Compensation Committee and is a member of its Audit and Governance Committees. He was formerly a director of World Waste Technologies, Inc., a development stage technology company, from 2005 to 2009, and served as chairman of its Audit Committee and as a member of its Compensation and Finance Committees. Mr. Cortez's experience includes mergers and acquisitions, strategy development, financing transactions and spin-offs. In addition to investment banking activities, he has served on boards and committees of private, public and not-for-profit organizations. Mr. Cortez recently earned the National Association of Corporate Directors' Board Leadership Fellow designation. His intimate knowledge of financial markets and strategic transactions brings a depth of knowledge in these areas to our Board.

Dr. Elizabeth J. Gatewood
Director Since: 2007    Age: 68     Committees: Audit Committee; Corporate Governance Committee
Dr. Elizabeth J. Gatewood is the Associate Director of the Wake Forest University Center for Enterprise Research and Education, a position to which she was appointed in July 2010. From July 2008 to July 2012, she served as Director of the Wake Forest University NSF Partners for Innovation Program. From 2004 until July 2010, she served as Director of the Office of Entrepreneurship & Liberal Arts at Wake Forest University. Previously, she served as the Jack M. Gill Chair of Entrepreneurship and Director of The Johnson Center for Entrepreneurship & Innovation at Indiana University from 1998 to 2004. Prior to her appointment at Indiana University, Dr. Gatewood was the Executive Director of the Gulf Coast Small Business Development Center Network at the University of Houston. Dr. Gatewood's academic background includes advanced business degrees in finance and business strategy. Her career has focused on entrepreneurship, growth strategies and small business education and development. She has extensive exposure to business development and models in international developing economies. Dr. Gatewood's perspectives on strategy, development and entrepreneurship bring unique insight to Board discussions.
Dr. G. Jay Gogue
Director Since: 2010    Age: 65     Committees: Audit Committee
Dr. Gogue is President of Auburn University, a position he has held since 2007. He served as President of the University of Houston and Chancellor of the University of Houston System from 2003 to 2007. Prior to serving at the University of Houston, he was President of New Mexico State University from 2000 to 2003 and Provost of Utah State University from 1995 to 2000. Dr. Gogue began his career in higher education administration in 1986 as Associate Director of the Office of University Research at Clemson University, where he also served as Vice President for research and Vice President and Vice Provost for agriculture and natural resources. Dr. Gogue has served as an accreditation reviewer for the Pacific Northwest Association of Schools and Colleges, Commission on Colleges. His leadership of large educational institutions has involved development of strategic plans, operating under difficult budgetary constraints and balancing the needs of diverse stakeholders including students, faculty, alumni and state government. Dr. Gogue's wealth of experience managing large and complex organizations provides our Board with valuable input and expertise.
Robert W. Humphreys
Director Since: 1999    Age: 56     Committees: None
Mr. Humphreys is the Chairman and Chief Executive Officer of Delta Apparel, Inc. He was named Chairman of our Board in June 2009. Mr. Humphreys previously served Delta Apparel, Inc. as President and Chief Executive Officer for more than 10 years. From April 1999 until December 1999 Mr. Humphreys served as President of the Delta Apparel division of Delta Woodside Industries, Inc. In May 1998, he was named Vice President of Finance and Assistant Secretary of Delta Woodside Industries, Inc. and served in that capacity until November 1999. From January 1987 to May 1998, Mr. Humphreys served as President of Stevcoknit Fabrics Company, the former knit fabrics division of a subsidiary of Delta Woodside Industries, Inc. Mr. Humphreys has over 25 years of experience in the textile and apparel industry, including senior leadership roles in operations and finance. Under his direction Delta Apparel has grown from a commodity t-shirt manufacturer to a diverse, branded apparel company. Mr. Humphreys' long history with the Company, combined with his leadership skills and operating experience, makes him particularly well-suited to be our Chairman and serve on our Board.
David T. Peterson
Director Since: 2003    Age: 62     Committees: Compensation Committee; Corporate Governance Committee
Mr. Peterson serves as Chairman Emeritus of The North Highland Company, a management and technology consulting services firm based in Atlanta, Georgia. Mr. Peterson founded The North Highland Company in 1992 and served as its Chairman and Chief Executive Officer until 2005 and as Chairman from 2005 until 2012. Mr. Peterson has more than 30 years of business experience that includes assisting large multinational enterprises, entrepreneurial businesses, medium-sized organizations, and non-profits in improving their businesses. He has consulted for a wide variety of industries ranging from aerospace and defense to medical equipment to telecommunications. Previously, he held management positions with Georgia-Pacific Corporation, a manufacturing company, and both Ernst & Young, LLP and Arthur Andersen & Co., which are accounting and consulting firms. He serves on a number of non-profit and for-profit boards and currently serves on the board of the Georgia Center for Non-Profits, and the Rotary Club of Buckhead. Mr. Peterson brings to our Board expertise in business development and improvement strategies.

Suzanne B. Rudy
Director Since: 2012    Age: 58     Committees: Audit Committee
Ms. Rudy is Vice President, Corporate Treasurer, Compliance Officer and Assistant Secretary of RF Micro Devices, Inc. (NASDAQ:RFMD), a publicly traded company and leading supplier of semiconductor solutions for the wireless communications market. In addition to her treasury and compliance duties, Ms. Rudy is a director for all twelve subsidiaries of RFMD. Prior to joining RF Micro Devices, Inc. in 1999, Ms. Rudy was the Controller for Precision Fabrics Group, Inc., a textile spin-off of the Fortune 500 Company, Burlington Industries. In addition, she spent six years as a CPA and Manager for BDO Seidman, LLP, an international CPA firm. From 2008 through 2010, she served as a director and chaired the Audit, Assets and Liability Committee of First National Bank United Corporation and also served on its Investment Committee. Ms. Rudy currently serves on the Board of Visitors for Guilford College. Ms. Rudy is currently a National Association of Corporate Directors Board Leadership Fellow, having completed the NACD's program for corporate directors. Ms. Rudy brings to our Board extensive expertise in public company financial, compliance and related strategic matters.
Robert E. Staton, Sr.
Director Since: 2009    Age: 67     Committees: Corporate Governance Committee; Compensation Committee
Until recently, Mr. Staton served as the Chief of Staff at Presbyterian College, a position he had held since July 2011. Mr. Staton currently provides business development consulting services to Coleman Lew + Associates, an executive search and leadership development firm. He served as Executive Vice President of External Relations at Presbyterian College from 2006 until July 2011. In 2002, Mr. Staton was named Chairman of the Board of Carolina National Bank until its acquisition by First National Bank of the South in 2008. From 1986 until 2002, Mr. Staton served as Chairman and Chief Executive Officer of Colonial Life, a publicly traded company primarily in the business of selling and servicing voluntary benefits programs. Mr. Staton served as a director of First National Bankshares and was a director of First National Bank of the South from 2008 until July 2010. Mr. Staton holds a Juris Doctor degree from the University of South Carolina School of Law. Mr. Staton has extensive professional experience in legal matters and senior executive positions with financial companies, as well as service as the chairman of a public company. Additionally, he has served on numerous boards and committees of public, private and civic, educational and other organizations. The knowledge and insight gained from this diverse experience contribute greatly to the Board.

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PROPOSAL NO. 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") requires all publicly-traded companies to hold a shareholder advisory vote on the executive compensation of its named executive officers, otherwise known as a "Say-on-Pay" vote. The Compensation Committee of our Board of Directors is committed to creating an executive compensation program that enables us to attract, retain, and motivate outstanding and diverse executives. Each year, the Compensation Committee reviews all of our executive compensation programs to ensure that they continue to reflect our commitment to align the objectives and rewards of our executive officers with the creation of value for our shareholders. The programs have been designed to reinforce our pay-for-performance philosophy by delivering total compensation that motivates and rewards short and long-term financial performance to maximize shareholder value. At the same time, we believe our compensation programs are appropriately measured and do not encourage excessive risk-taking by our executive team. Our Board believes that our philosophy and compensation practices strike the appropriate balance between utilizing responsible pay practices and effectively motivating our executives to dedicate themselves to the interests of our shareholders.
For these reasons, the Board requests that you approve the Company's executive compensation policies and practices for our named executive officers as described in this Proxy Statement, including the Compensation Discussion and Analysis, the executive compensation tables and narrative discussions. Because your vote is advisory, it will not be binding on our Board, our Compensation Committee, or the Company, and we will not be required to take any action as a result of the outcome of the vote on this proposal. However, the Compensation Committee will carefully consider the voting results and take them into consideration when making future decisions regarding executive compensation arrangements.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE COMPANY'S POLICIES AND PRACTICES ON EXECUTIVE COMPENSATION FOR OUR NAMED EXECUTIVE OFFICERS.

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PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
In accordance with the requirements of our Audit Committee's charter, each year our Audit Committee evaluates and considers the qualifications, performance and independence of our external auditors. Based on its evaluation, the Audit Committee has appointed Ernst & Young LLP ("E&Y") to serve as our independent registered public accounting firm for our 2014 fiscal year. E&Y audited our financial statements for fiscal year 2013 and has served as our independent registered public accounting firm since 2001.
Although our Bylaws do not require that shareholders ratify the appointment of our independent registered public accounting firm, our Board believes that submitting the appointment of the independent registered public accounting firm for shareholder ratification at the 2013 Annual Meeting is appropriate from a corporate governance perspective. In the event that our shareholders do not ratify the appointment of E&Y, our Audit Committee will reconsider the appointment (but is not required to appoint a different independent registered public accounting firm). Even if the appointment is ratified, our Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the fiscal year if our Audit Committee believes that such a change would be in the Company’s best interests and the best interests of our shareholders.
Representatives of E&Y will be present at the 2013 Annual Meeting and such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR 2014 FISCAL YEAR.
The following table sets forth the fees billed for professional audit services rendered by E&Y for the audit of our annual consolidated financial statements for the fiscal years ended June 29, 2013, and June 30, 2012, and the fees billed for other services rendered by E&Y with respect to those periods.

	2013	2012
Audit Fees	$711,590	$712,800
Audit-Related Fees	7,500	362,950
All Other Fees	—	2,115
Total	$719,090	$1,077,865	(1)
(1) At the time of the filing of our Proxy Statement for our 2012 fiscal year we had not received a final bill for professional services rendered by our independent registered public accounting firm for the fiscal year ended June 30, 2012. At that time, our independent registered public accounting firm estimated that we would be billed $1,208,850 for professional services rendered for the fiscal year ended June 30, 2012.
Audit Fees—Consists of fees billed for professional services rendered for the audit of our fiscal year 2013 and fiscal year 2012 consolidated annual financial statements, audit of internal control over financial reporting for fiscal years 2013 and 2012, review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by E&Y in connection with SEC filings.
Audit-Related Fees—Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.” For fiscal year 2012, $400,000 of such fees related to E&Y’s involvement in the independent investigation by the Audit Committee into the fiscal year-end financial closing processes utilized in our Activewear division, which was previously disclosed in connection with the September 12, 2012, Form 12b-25 we filed with the SEC, and $10,000 of such fees related to E&Y’s services provided in connection with the previously disclosed inventory write-down taken by the Company in the second quarter of fiscal year 2012.
All Other Fees—For fiscal year 2012, the fees were for an annual subscription for E&Y’s web-based accounting research service.
Audit Committee Pre-Approval Policies and Procedures
It is our Audit Committee's policy to pre-approve all audit and permitted non-audit services proposed to be performed by our independent registered public accounting firm. The pre-approval process is typically as follows: Audit Committee pre-approval is sought at one of the Committee’s regularly scheduled meetings following the presentation of information at such meeting detailing the particular services proposed to be performed. The authority to pre-approve non-audit services may be delegated by the Audit Committee, pursuant to guidelines approved by the Committee, to one or more members of the Committee or management. The Committee has delegated to our Chief Financial Officer the authority to pre-approve non-audit services in an amount of up to $10,000.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee assists our Board of Directors in its oversight of the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, the qualifications, independence and performance of the independent accountants and the performance of the internal audit function. The Audit Committee is comprised entirely of independent directors who meet independence, experience and other qualification requirements of the NYSE MKT and the SEC. In addition, the Board of Directors has determined that Dr. G. Jay Gogue qualifies as an audit committee financial expert as defined by SEC rules and regulations.
Management is responsible for our financial reporting process, including our internal control over financial reporting, and for the preparation of the Company's consolidated financial statements, in accordance with generally accepted accounting principles. Our independent accountants are responsible for expressing an opinion on the financial statements and the effectiveness of the Company's internal control over financial reporting, based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee's responsibility is to oversee and review these processes. The Audit Committee relies, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accounting firm.
The Audit Committee hereby reports as follows:

1.	The Audit Committee appointed E&Y as the Company's independent registered public accounting firm for fiscal year 2013.

2.
The Audit Committee has reviewed and discussed the audited financial statements for the year ended June 29, 2013, and the internal controls over financial reporting as of June 29, 2013, with the Company’s management.

3.	The Audit Committee has discussed with E&Y the matters required to be discussed by Auditing Standard No. 61, Communication with Audit Committees.

4.
The Audit Committee has received the written disclosures and the letter from E&Y required pursuant to Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence, and has discussed with E&Y its independence from the Company.

In determining E&Y’s independence, the Committee also considered whether the provision of any of the non-audit services provided to the Company is compatible with maintaining their independence. The Committee received regular updates on E&Y’s fees and the scope of audit and non-audit services it provided. All such services were provided consistent with applicable rules and our pre-approval policies and procedures.
Based on our discussions with management, our internal auditors and E&Y, and our review of the audited financial statements, including the representations of management and E&Y with respect thereto, and subject in all cases to the limitations on our role and responsibilities referred to above and set forth in our charter, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended June 29, 2013, be included in the Company's Annual Report on Form 10-K.

AUDIT COMMITTEE:
Dr. G. Jay Gogue (Chairperson)
James A. Cochran
Sam P. Cortez
Dr. Elizabeth J. Gatewood
Suzanne B. Rudy

CORPORATE GOVERNANCE
Overview
We believe that good corporate governance practices not only reflect our values as a Company but also support strong strategic growth and financial performance. Each committee of our Board has a charter, which can be found on the "Corporate Governance" page of our website located at www.deltaapparelinc.com, that spells out the committee's assigned roles and responsibilities. In addition, our Board has established policies and procedures that address matters such as chief executive officer and key management succession planning, transactions with related persons, risk oversight, communications with the Board by shareholders and other interested parties, as well as the independence and qualifications of our directors. The following pages provide insight into how our Board has implemented these policies and procedures to benefit our Company and our shareholders.
Director Independence
Our Board evaluates the independence of each director in accordance with applicable laws and regulations and the listing standards of the NYSE MKT. Generally, an “independent director” is a director who is not also an officer or employee of the Company or any parent or subsidiary of the Company. In addition, no director qualifies as independent unless the Board affirmatively determines that the director does not have a material relationship with the Company that would interfere with the exercise of independent judgment. Our Board has reviewed the relationships between each member of the Board and the Company and determined that with the exception of Robert W. Humphreys, Chairman and Chief Executive Officer, each of our current directors and each individual standing for election is “independent” as required by applicable laws and meets the applicable NYSE MKT independence requirements. Each director is required to keep the Board fully and promptly informed of any developments that might affect his or her independence and the Board will regularly review the continuing independence of the directors.
Code of Ethics and Business Conduct
We maintain a code of ethics and business conduct known as our Ethics Policy Statement that applies to all employees, officers and directors, including, but not limited to, our Chief Executive Officer and our Chief Financial Officer (who is also our principal accounting officer). Our Ethics Policy Statement covers topics such as conflicts of interest, insider trading, competition and fair dealing, discrimination and harassment, confidentiality, anti-corruption, compliance procedures and employee complaint and reporting procedures. Our Ethics Policy Statement is available without charge on the "Corporate Governance" page of our website located at www.deltaapparelinc.com. Any amendments or waivers to provisions of our Ethics Policy Statement that are applicable to our Chief Executive Officer, Chief Financial Officer, Controller or persons performing similar functions will be posted on our website. There were no waivers of the provisions of our Ethics Policy Statement for our Chief Executive Officer, Chief Financial Officer or any director, senior financial officer or other executive officer during fiscal year 2013.
Board Leadership Structure
Our governance documents provide the Board with flexibility to select the appropriate leadership structure for the Company. Our Board does not have a policy on whether or not the roles of Chairman of the Board and Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee of the Company. Our Board believes that it should be free to determine the leadership structure that is in the best interests of the Company and our shareholders based on the particular circumstances in effect from time to time.
During fiscal year 2013, Robert W. Humphreys served as the Chairman of our Board and as Chief Executive Officer. Mr. Humphreys is the director most familiar with our business and industry, and possesses intimate knowledge of the issues, opportunities and challenges facing us and our business. Our Board believes this combined position is in the current best interest of our Company, as it makes the best use of Mr. Humphreys’ extensive experience and qualifications within the apparel industry and in-depth knowledge of our markets, helps provide strong, unified leadership and direction on important strategic initiatives to both management and the Board, and leverages the insight gained from the combined role to most effectively lead our Company. We believe that our overall corporate governance policies and practices, combined with the presence of a Lead Independent Director, adequately addresses any governance concerns raised by the dual Chairman and Chief Executive Officer role.
Lead Independent Director
During fiscal year 2013, Robert E. Staton, Sr. served as our Lead Independent Director, and Mr. Staton is expected to serve as our Lead Independent Director throughout fiscal year 2014. Our Lead Independent Director is appointed by the independent members of our Board, generally serves for a term of at least one year, and is empowered to carry out a number of critical responsibilities. In addition to serving as a liaison between the Chairman and the independent directors, our Lead Independent Director presides at executive sessions of the Board and at meetings at which our Chairman is not present, including any executive sessions of the independent directors, approves meeting schedules to ensure there is sufficient time for discussion of agenda items, advises on and approves meeting agendas and information provided for Board meetings and meetings of independent directors, calls meetings of the independent directors as appropriate, and is available for direct communication with shareholders. The Lead Independent Director, along with our other non-employee directors, also provides independent oversight of management and the Company’s strategy.

Board Committees
Our Board delegates certain responsibilities and authority to its various committees and these committees regularly report on their activities and actions to the full Board. The Board currently has an Audit Committee, a Compensation Committee and a Corporate Governance Committee (which serves as our nominating committee), and may also appoint other committees from time to time. Each of the members of the Audit Committee, Compensation Committee, and Corporate Governance Committee has been determined by the Board to be independent as required by applicable legal requirements and meets applicable NYSE MKT independence standards and, in the case of the Audit Committee, the independence requirements established by the SEC. Each committee’s activities are governed by a written committee charter, which is available without charge via our website at www.deltaapparelinc.com, or by sending a request in writing to Justin M. Grow, Secretary, at 322 S. Main Street, Greenville, South Carolina 29601.
The following table details the membership of each of our Board committees during the fiscal year ended June 29, 2013, and the expected committee membership in our 2014 fiscal year.

	2013 Fiscal Year			2014 Fiscal Year
Director Name	Audit	Compensation	Governance	Audit	Compensation	Governance
James A. Cochran	X	X		X	X
Sam P. Cortez	X	X		X	X
Dr. Elizabeth J. Gatewood	X		X	X		X
Dr. G. Jay Gogue	C			C
E. Erwin Maddrey, II (1)	X		X
David T. Peterson		C	X		C	X
Suzanne B. Rudy	X			X
Robert E. Staton, Sr.		X	C		X	C
Robert W. Humphreys
C - Committee Chairperson
X - Committee Member
(1) Mr. Maddrey did not stand for re-election as a director at our November 8, 2012, annual meeting of shareholders.
Audit Committee. The Audit Committee serves as an independent and objective party to oversee and monitor the financial and reporting processes of the Company, including the general quality of the Company's financial statements and reporting, the audits of the financial statements of the Company and the Company’s accounting and internal controls and policies. The Audit Committee appoints, evaluates, and, when appropriate, replaces the independent registered public accounting firm engaged to audit our financial statements. The independent auditors report directly to the Audit Committee and the Audit Committee determines the compensation and other terms of the engagement and oversees their work. The Audit Committee also monitors and reviews our compliance with legal and regulatory requirements as well as our procedures with respect to maintaining books and records, the adequacy and implementation of internal auditing, accounting, disclosure, and financial controls, and our policies concerning financial reporting and business practices. In addition, the Audit Committee is responsible for establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission of concerns regarding questionable accounting or auditing matters.
After considering relationships between each member of the Audit Committee and the Company and its subsidiaries, and reviewing the qualifications of the members of the Audit Committee, our Board has determined that each member of the Audit Committee meets all applicable independence and financial literacy requirements as defined in NYSE MKT governance standards and applicable SEC regulations. Further, due to Dr. G. Jay Gogue's years of extensive experience overseeing the financial, operational and strategic functions of complex organizations with budgets of up to approximately one billion dollars, our Board has determined that Dr. Gogue qualifies as an "audit committee financial expert" as defined in SEC regulations.
Compensation Committee. Our Compensation Committee develops our overall compensation philosophy and programs, reviews and determines compensation, including salaries, bonuses and equity compensation, for our named executive officers other than our Chief Executive Officer, and reviews and determines director compensation. Our Compensation Committee also oversees, reviews and administers all of the Company’s compensation and executive benefit plans and programs, including equity compensation plans and plans pursuant to which performance-based compensation may be granted. Our Compensation Committee is authorized to delegate its responsibilities as it deems necessary or appropriate.
Corporate Governance Committee. Our Corporate Governance Committee develops and recommends to the Board corporate governance standards for business conduct and ethics, oversees the annual self-evaluation of the Board and its committees, and makes recommendations concerning the structure and membership of the other Board committees. Our Corporate Governance Committee also oversees the performance evaluation of the Chief Executive Officer and succession planning with respect to the Chief Executive Officer as well as the other executive officers of the Company. Our Corporate Governance Committee also serves as the Board's nominating committee and identifies, interviews and recommends director nominees for election to the Board pursuant to written guidelines approved by the Board.
The Board’s Role in Risk Oversight
Our Board oversees and regularly assesses our enterprise and strategic risk management processes. This risk oversight responsibility is enabled by management reporting processes designed to provide visibility to the Board regarding the identification, assessment and management of critical risks and associated risk mitigation strategies. These areas of focus include competitive, economic, operational, financial, legal, regulatory, compliance, safety, environmental and political risks. Our Board recognizes that it is neither possible nor prudent to eliminate all risk and that properly measured risk-taking is essential for the Company to be competitive and to achieve its strategic objectives.
Our Board implements its risk oversight function both as a whole and through committees. Oversight responsibility for particular areas of risk is allocated among the Board committees according to the committee’s area of responsibility as reflected in its charter. In particular:

a)
The full Board oversees strategic, financial and operational risks and exposures associated with our annual business plans and other current matters that may present material risk to the Company’s operations, strategies, prospects, and reputation.

b)
The Audit Committee regularly reviews and oversees the risks associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, credit and liquidity matters, compliance with legal and regulatory matters, including environmental matters, and the Company's related risk management policies.

c)
The Compensation Committee oversees risks associated with attraction and retention of executive talent, management development, executive management succession planning, and compensation philosophy and programs, including a periodic review of compensation programs to ensure that they do not encourage excessive risk-taking.

d)
The Corporate Governance Committee oversees risks associated with governance matters, including our Ethics Policy Statement, succession planning for our directors, Chief Executive Officer and other named executive officers, and the structure and performance of the Board and its committees.

Our Board believes that its leadership structure properly supports its risk oversight functions and responsibilities. The appropriate directors chair the various committees involved in risk oversight, there is open communication between management and directors, and all directors are involved in the risk oversight function.
Board Meetings, Attendance & Executive Sessions
Our Board and its committees meet throughout the year on a set schedule, and hold special meetings and act by written consent from time to time as appropriate. Directors are expected to make every effort to attend meetings of the Board, assigned committees and annual meetings of shareholders. Attendance by directors at Board and committee meetings during fiscal year 2013 averaged 94%, and each director attended 75% or more of the aggregate of all meetings of the Board and the committees on which he or she served during fiscal year 2013. During fiscal year 2013, the Board held seven in-person meetings and three telephonic meetings. The Audit Committee held fourteen meetings, the Compensation Committee held five meetings, and the Corporate Governance Committee held one meeting. All of the incumbent directors attended the 2012 annual meeting of shareholders and all directors are expected to attend the 2013 Annual Meeting. Independent directors meet regularly in executive session at all regularly scheduled meetings of the Board with no members of management present. Our Company's Lead Independent Director presides at each executive session. Throughout the year, our directors communicate informally with management on a variety of topics, including suggestions for Board or committee meeting agenda topics, recent developments, and other matters of interest to the directors.
Retention of Independent Advisors
Our Board is authorized and empowered to retain independent advisors and consultants when it deems appropriate and the charter for each of its committees empowers each committee to retain independent advisors and consultants when appropriate.
Succession Planning
In light of the critical importance of executive leadership to our success, our Board has a chief executive officer and key management succession planning process that is led by the Corporate Governance Committee. The Corporate Governance Committee is charged with the responsibility of identifying and evaluating candidates to succeed our Chief Executive Officer and to report, at least annually, to the Board on the status of the succession plan. The Corporate Governance Committee also reviews the potential internal candidates for each of our critical senior management positions and identifies areas of growth for those candidates that will best enable them to fill any anticipated or emergency leadership needs. Where there is not a satisfactory internal candidate for a position, our Board considers whether outside candidates are likely to be available in a timely manner and whether other alternatives need to be considered.
Declassified Board
Our Board of Directors is not classified and is elected annually.
Director Nominations
The Corporate Governance Committee identifies potential director candidates through a variety of means, including recommendations from members of the Board, suggestions from Company management, and shareholder recommendations. The Committee may also, in its discretion, engage director search firms to identify candidates. During fiscal year 2013, the Corporate Governance Committee did not retain the services of any director search firm and accordingly, no fees were paid to a director search firm or other third party to assist in identifying and evaluating director candidates.
Shareholders may recommend director candidates for consideration by the Corporate Governance Committee by submitting a written recommendation to the Committee, c/o Justin M. Grow, Secretary, Delta Apparel, Inc., 322 S. Main Street, Greenville, South Carolina 29601, or by email to justin.grow@deltaapparel.com, or by fax to (864) 232-5199. The recommendation should include (i) the name, address and telephone number of the nominating shareholder, (ii) the nominee’s name, address, telephone number, qualifications (including principal occupation and employment history), and written consent to be named as a nominee in the Company’s proxy statement and to serve as a director, if elected, and (iii) the additional information regarding the nominating shareholder and nominee required by our Bylaws. Our Secretary typically must receive the recommendation not less than 120 days prior to the first anniversary of the prior year annual meeting. However, because we anticipate that the date of the fiscal year 2014 annual meeting of shareholders will be more than 30 days after the date of the 2013 Annual Meeting, recommendations for the election of directors for the fiscal year 2014 annual meeting of shareholders must be received by the Company not later than 10 days after notice or public disclosure of the date of the fiscal year 2014 annual meeting of shareholders for the recommendation to be considered by the Corporate Governance Committee.  This notice will be included in our Notice of Annual Meeting and Proxy Statement for the fiscal year 2014 annual meeting of shareholders.  A copy of our Bylaws may be obtained by submitting a written request to the Secretary of the Company.
Our Board has adopted qualification standards for the selection of independent nominees for director which can be found on the "Corporate Governance" page of our website at www.deltaapparelinc.com. As provided in these standards, at a minimum, a nominee for our Board must (i) be over 21 years of age at the time of election; (ii) have experience in a position with a high degree of responsibility in a business or other organization; (iii) be able to read and understand basic financial statements; (iv) possess integrity and have high moral character; (v) be willing to apply sound, independent business judgment; and (vi) have sufficient time to devote to our Company.
We do not have a formal policy regarding Board member diversity; however, our Corporate Governance Committee considers diversity in selecting nominees for director and in the re-nomination of an incumbent director. The Committee views diversity broadly, including gender, ethnicity, differences of viewpoint, geographic location, skills, education, and professional and industry knowledge and experience, among other factors, and its goal is to nominate candidates from a broad range of experiences and backgrounds. We believe that a variety and balance of perspectives on our Board can result in more thoughtful discussions and deliberations.
In considering the re-nomination of an incumbent director, the Corporate Governance Committee reviews the director’s overall service to the Company during his or her term, including the number of meetings attended, level of participation and quality of performance, as well as any special skills or diversity that such director brings to our Board. In evaluating incumbent directors and all potential new directors, the Committee considers, among other things, the candidate’s leadership, strategic, or policy setting experience; experience and expertise that is relevant to our business; experience that provides our Board with a diversity of backgrounds; technical or other specialized expertise; and whether the candidate has high ethical character and a reputation for honesty, integrity and sound business judgment. All director candidates, whether recommended by shareholders or identified by other means, are initially screened by the Corporate Governance Committee, who may seek additional background information and qualifications of the candidate. With respect to new director candidates who pass the initial screening, the Corporate Governance Committee conducts interviews with the candidates and then meets to discuss and consider each candidate’s qualifications and potential contributions to our Board, and determines by majority vote whether to recommend such candidates to our Board. The final decision to either appoint a candidate to fill a vacancy between annual meetings of shareholders or include a candidate on the slate of nominees proposed at an annual meeting of shareholders is made by our Board.

Board Self-Evaluation
Our Board of Directors annually evaluates and assesses its performance and effectiveness as well as that of its committees. This assessment includes a comprehensive review of our Board's composition, responsibilities, leadership and committee structure, processes, and effectiveness.
Shareholder Communication with Directors
Shareholders desiring to communicate directly with our Board of Directors or any individual director may do so in writing addressed to the intended recipient or recipients, c/o Justin M. Grow, Secretary, Delta Apparel, Inc., 322 S. Main Street, Greenville, South Carolina 29601, or by email to justin.grow@deltaapparel.com, or by fax to (864) 232-5199. All such communication will be reviewed by our Secretary, who will redirect communications determined to be solicitations, junk mail, communication primarily commercial or operational in nature, or that request general information regarding the Company. All other shareholder communications will be promptly forwarded to the applicable member(s) of our Board of Directors or to the collective Board of Directors, as requested in the shareholder communication.
Issues or concerns regarding accounting, internal accounting controls or audit matters or possible violations of the Company's Ethics Policy Statement should be communicated pursuant to the terms of the Ethics Policy Statement, which is available without charge on the "Corporate Governance" page of our website located at www.deltaapparelinc.com.
Compensation Risk Assessment
The Compensation Committee regularly assesses the potential risks associated with our compensation programs and practices, including any risk that would be reasonably likely to have a material adverse effect on the Company. This assessment includes an analysis of the risks associated with each element of employee compensation and considers certain design features of the compensation programs that reduce the likelihood of excessive risk taking by employees. Among these design features are reasonable performance targets tied to compensation, capped payouts of incentive compensation, a balance of short and long-term incentives, a balance of cash and equity incentives, and the vesting of awards over time. The Compensation Discussion and Analysis ("CD&A") section of this Proxy Statement more fully describes our compensation philosophy and programs. We do not believe our compensation program encourages excessive or inappropriate risk taking.
Compensation Committee Interlocks and Insider Participation
All of the members of the Compensation Committee are non-employee directors of the Company and are not former officers of the Company or its subsidiaries. During fiscal year 2013, no executive officer of the Company served as a member of the board or compensation committee of an entity, one of whose executive officers served on the Board or Compensation Committee of our Company.
Related Party Transactions
Our Board of Directors has adopted written policies and procedures with respect to related party transactions that can be accessed on the "Corporate Governance" page of our website located at www.deltaapparelinc.com. Pursuant to these policies and procedures, the Audit Committee reviews all relationships and transactions in which our Company and its directors, executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. On an annual basis, each director and named executive officer is obligated to complete a Director and Officer Questionnaire which requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. In addition, the Audit Committee charter requires that members of the Audit Committee review and approve all related party transactions for which such approval is required under applicable law, including applicable SEC regulations and NYSE MKT standards. Our Board of Directors is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest.
Insider Trading and Hedging Policy
We maintain an insider trading policy that prohibits the purchase or sale of Company securities while being aware of material, non-public information about the Company as well as the disclosure of such information to others who may trade in securities of the Company. Our insider trading policy also prohibits our directors, executive officers and employees from engaging in hedging activities or other short-term or speculative transactions in the Company's securities such as short sales, puts, calls or any similar transaction involving the Company's securities.
Director and Executive Officer Stock Ownership Guidelines
To better align the interests of our directors and senior management team with our shareholders and to further demonstrate a commitment to the Company and its future well-being, our Board of Directors has adopted minimum stock ownership requirements and guidelines with respect to our non-employee directors and certain of our executive officers. These guidelines require our non-employee directors to retain throughout their entire tenure with our Board at least 50% of all shares received as compensation for their Board service. In addition, these guidelines require the following executive officers to maintain ownership of a minimum amount of Company stock equal to that indicated below.
Chief Executive Officer: 4 times annual base salary.
Chief Financial Officer: 2 times annual base salary.
Chief Operating Officer: 2 times annual base salary.
The covered executives are granted certain time periods in which to gain compliance with the ownership requirements and are subject to mandatory share retention provisions until compliance is achieved. The Corporate Governance Committee is responsible for monitoring compliance with these guidelines.

STOCK OWNERSHIP
OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS
Management
The following table sets forth the number of shares of our common stock and common stock equivalents beneficially owned as of September 13, 2013, by (i) our directors, (ii) the executive officers named in the Summary Compensation Table and (iii) all of our current directors and executive officers as a group. We believe that all of the individuals listed below have sole voting and investment power over the shares of our common stock identified as beneficially owned.

Directors and Executive Officers	Common Stock Beneficially Owned Excluding Options		Option Shares Currently Exercisable or Exercisable within 60 Days	Percentage Including Options

James A. Cochran	5,000	(1)	—	*
Steven E. Cochran	16,111		25,000	*
Sam P. Cortez	4,400		—	*
Dr. Elizabeth J. Gatewood	9,038		—	*
Dr. G. Jay Gogue	4,000		—	*
Robert W. Humphreys	441,045		312,500	9.5%
Deborah H. Merrill	44,646		84,000	1.6%
David T. Peterson	25,603		—	*
Suzanne B. Rudy	2,250		—	*
Kenneth D. Spires	56,636	(2)	—	*
Robert E. Staton, Sr.	5,250		—	*
Martha M. "Sam" Watson	89,054		104,000	2.5%
All current directors and executive officers as a group (11 persons)	646,397	(3)	525,500	14.8%

* Less than 1% of the shares deemed outstanding.

(1)	These shares are pledged as security.

(2)	On November 26, 2012, Kenneth D. Spires, formerly a named executive officer of the Company, resigned from his position as President of our M.J. Soffe, LLC business unit.

(3)	Includes all shares deemed to be beneficially owned by any current director or executive officer.

Principal Shareholders
The following table sets forth the number of shares of our common stock beneficially owned as of September 13, 2013, by each individual or entity, excluding our current officers and directors, known to the Company to be the beneficial owner of more than five percent of our common stock. Unless otherwise indicated, we believe that the individuals or entities named in the table have sole voting and investment power with respect to all shares shown.

5% Shareholders	Common Stock Beneficially Owned Excluding Options		Option Shares Currently Exercisable or Exercisable within 60 Days	Percentage Including Options

Franklin Resources, Inc. Franklin Advisory Services, LLC Charles B. Johnson Rupert H. Johnson, Jr. One Franklin Parkway San Mateo, CA 94403	743,700	(1)	—	9.44%
Wilen Management Company, Inc. 2360 West Joppa Road, Suite 226 Lutherville, MD 21093	730,943	(2)	—	9.28%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	706,525	(3)	—	8.97%
Greenwood Investments, Inc. 200 Claredon Street - 25th Floor Boston, MA 02116	578,434	(4)	—	7.34%
Aegis Financial Corporation Scott L. Barbee 1100 N. Glebe Rd., Suite 1040 Arlington, VA 22201	560,469	(5)	—	7.11%
E. Erwin Maddrey, II 233 North Main Street, Suite 200 Greenville, SC 29601	528,983		—	6.71%
Wells Fargo & Company/MN 420 Montgomery Street San Francisco, CA 94163	482,888	(6)	—	6.13%

(1)
The information set forth above is based on a Form 13F that was filed by Franklin Resources, Inc. (“FRI”) with the SEC on August 1, 2013, with respect to the Company's common stock. In Amendment No. 8 to Schedule 13G that was filed by FRI with the SEC on January 24, 2013, with respect to the Company's common stock, FRI reported that the shares are beneficially owned by one or more investment companies or other managed accounts that are advised by direct and indirect investment advisory subsidiaries of FRI. The Schedule 13G/A reported that the advisory contracts grant to the applicable investment advisory subsidiary(ies) all investment and/or voting power over the securities owned by their investment advisory clients. Accordingly, such subsidiary(ies) may be deemed to be the beneficial owner of the shares shown in the table. The Schedule 13G/A reported that Charles B. Johnson and Rupert H. Johnson, Jr. (the “FRI Principal Shareholders”) each own in excess of 10% of the outstanding common stock and are the principal shareholders of FRI and may be deemed to be the beneficial owners of securities held by persons and entities advised by FRI subsidiaries. FRI, the FRI Principal Shareholders and the investment advisory subsidiaries disclaim any pecuniary interest in or that they beneficially own the shares and are of the view that they are not acting as a “group” for purposes of the Securities Exchange Act of 1934, as amended. The Schedule 13G/A reported that Franklin Microcap Value Fund, a series of Franklin Value Investors Trust, a company registered under the Investment Company Act of 1940, has an interest in more than 5% of the class of securities reported.

(2)
The information set forth above is based on a Form 13F that was filed by Wilen Management Company, Inc. (“Wilen”) with the SEC on July 22, 2013, with respect to the Company's common stock. Wilen reported that it has sole power to vote and/or dispose of the shares disclosed above.

(3)
The number of shares currently held by Dimensional Fund Advisors LP (formerly Dimensional Fund Advisors Inc.) (“Dimensional”) is based on a Form 13F that was filed by Dimensional with the SEC on August 14, 2013, with respect to the Company's common stock. In the Form 13F, Dimensional reported that it has sole voting power with respect to 702,288 of these shares and no voting power with respect to 4,237 of these shares. In an Amendment to Schedule 13G that was filed by Dimensional with the SEC on February 8, 2013, Dimensional reported that it furnishes investment advice to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts. The Schedule 13G/A reported that all of the shares of the Company's common stock were owned by such investment companies, trusts or accounts. The Schedule 13G/A reported that Dimensional disclaims beneficial ownership of such securities.

(4)
The information set forth above is based on a Form 13F filed by Greenwood Investments, Inc. with the SEC on August 12, 2013, with respect to the Company's common stock. In a Schedule 13G that was jointly filed by Greenwood Investments, Inc., Steven Tannenbaum, Greenwood Capital Limited Partnership, MGPLA, L.P., and PVF-ST, LP (each of which has the same business address as Greenwood Investments, Inc.), with the SEC on January 18, 2013, Greenwood Investments, Inc. and Steven Tannenbaum reported that each has sole power to vote and/or dispose of the shares disclosed above.

(5)
The information set forth above is based on a Form 13F that was filed by Aegis Financial Corporation (“Aegis”) with the SEC on August 6, 2013, with respect to the Company's common stock. In an amendment to Schedule 13G that was filed by Aegis with the SEC on February 14, 2013, with respect to the Company's common stock, Aegis reported that it and Scott L. Barbee (who has the same business address as Aegis) have shared power to vote and/or dispose of the shares disclosed above.

(6)
The information set forth above is based on a Form 13F that was filed by Wells Fargo & Company/MN (“Wells”) with the SEC on July 12, 2013, with respect to the Company's common stock. Wells reported that it has sole power to vote 24,038 of the shares disclosed above and no power to vote 458,848 of the shares disclosed above.

Section 16(a) Beneficial Ownership Reporting Compliance
Members of our Board of Directors, executive officers, and persons who hold more than 10% of our common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which requires them to file reports with the SEC regarding their beneficial ownership and changes in beneficial ownership of the our common stock. To our knowledge, all Section 16(a) filing requirements applicable to the Company's directors, executive officers, and 10% shareholders were satisfied during fiscal year 2013.

EXECUTIVE OFFICERS
We refer to the following individuals as our "named executive officers" or "NEOs" in the Compensation Discussion and Analysis section and elsewhere in this Proxy Statement. Certain information regarding our named executive officers is provided below. These individuals are appointed to serve at the discretion of our Board. The primary business address for all executive officers except Steven E. Cochran is 322 S. Main Street, Greenville, South Carolina 29601. Mr. Cochran's primary business address is 2750 Premiere Parkway, Suite 100, Duluth, Georgia 30097.

Robert W. Humphreys

Age: 56     Title: Chairman & Chief Executive Officer

With more than 25 years experience in the apparel business, Mr. Humphreys has served Delta Apparel, Inc. as President, Chief Executive Officer and a director of the Company since June 2000. Mr. Humphreys was elected Chairman of the Board in June 2009. From April 1999 until December of that year, Mr. Humphreys served as President of the Delta Apparel division of Delta Woodside Industries, Inc. Prior to that, he was Delta Woodside's Vice President of Finance and Assistant Secretary. From 1987 to 1998, he served as President of Stevcoknit Fabrics Company, Delta Woodside Industries' knit fabrics division.

Deborah H. Merrill

Age: 40     Title: Vice President, Chief Financial Officer and Treasurer

Deborah Merrill has served Delta Apparel since 1998 and has been Vice President, Chief Financial Officer and Treasurer of the Company since July 2006. Prior to that, Ms. Merrill was Assistant Secretary of the Company from 1999 to 2006. During that time she also served as Vice President, Chief Accounting Officer, and Treasurer from March 2006 until July 2006; Director of Corporate Reporting, Planning and Administration of the Company from 2004 to 2006; and Director of Accounting and Administration of the Company from 2000 to 2004. Previously, she had been Director of Accounting and Administration of the Delta Apparel division of Delta Woodside Industries, Inc. from 1999 to 2000 and, Accounting Manager of its Delta Apparel division from 1998 to 1999. Before joining Delta Apparel in 1998, she served as the Logistics Controller for GNB Technologies, a battery manufacturing company, and as an Auditor for Deloitte & Touche LLP.

Martha M. Watson

Age: 59     Title: Vice President and Chief Human Resources Officer

Martha Watson has served as Vice President and Chief Human Resources Officer of the Company since November 2012. From October 2000 to November 2012, Ms. Watson served as Vice President and Secretary of Delta Apparel. From May 2009 to December 2010, Ms. Watson also served as the President of Junkfood Clothing Company, a wholly-owned subsidiary of Delta Apparel, Inc. Prior to joining Delta Apparel, Inc., Ms. Watson was President of Carolina Benefit Services, a payroll company, from September 1999 through 2000, and Vice President of Operations for Sunland Distribution, Inc., a public warehousing company, from January 1999 to September 1999. From 1990 to 1999 she was Director of Human Resources for Stevcoknit Fabrics Company, and from 1987 to 1990 she held a similar position with Delta Apparel, both of which, at the time, were divisions of Delta Woodside Industries, Inc.

Steven E. Cochran

Age: 45     Title: President and Chief Operating Officer

Mr. Cochran has served as President and Chief Operating Officer since January 2013. Mr. Cochran previously served as President of the Company's Activewear division from 2010 to January 2013. Prior to joining the Company, he was President of the Image Apparel Division of V.F. Corporation, a branded apparel company, and served in that capacity from 2005 until 2009. From 2002 to 2005, Mr. Cochran was Senior Vice President of Field Operations at Lesco, Inc., a turf supply company. Mr. Cochran began his career at Cintas Corporation, a leading provider of career apparel where he served in various capacities from 1997 to 2002, including Vice President, Marketing, Merchandising and Strategy, and then as Director of National Accounts for Cintas' UTY Division. Mr. Cochran is not related to Company director James A. Cochran.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis ("CD&A") discusses the material elements of compensation earned by, paid to or awarded to each of our named executive officers during our fiscal year ended June 29, 2013, and describes the principles and philosophies underlying our executive compensation programs and policies. In addition, you will find a series of tables in this Proxy Statement containing specific information regarding our named executive officers' compensation in our 2011, 2012 and 2013 fiscal years.
Executive Summary
Delta Apparel, Inc. is an international apparel design, marketing, manufacturing and sourcing company that features a diverse portfolio of lifestyle basic and branded activewear apparel and headwear. We specialize in selling casual and athletic products through a variety of distribution channels and distribution tiers, including specialty stores, boutiques, department stores, mid and mass channels, college bookstores and the U.S. military. Our products are made available direct-to-consumer on our websites at www.soffe.com, www.junkfoodclothing.com, www.saltlife.com and www.deltaapparel.com. We design and internally manufacture the majority of our products, which allows us to offer a high degree of consistency and quality control as well as leverage scale efficiencies. We have manufacturing operations located in the United States, El Salvador, Honduras and Mexico, and use domestic and foreign contractors as additional sources of production. Our distribution facilities are strategically located throughout the United States to better serve our customers with same-day shipping on our catalog products and weekly replenishments to retailers.
The compensation of our named executive officers received overwhelming support at our 2012 annual meeting of shareholders, with approximately 98% of the voting shares casted in favor of our executive compensation programs. Our executive compensation programs and policies in fiscal year 2013 generally remained consistent with those presented at our 2012 annual meeting of shareholders. The following table sets forth some of the key features of our program:

KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM
We pay for performance and place a significant portion of executive officer compensation "at risk"	We do not allow hedging, puts, calls or similar derivative transactions related to our stock
We cap the amount of cash incentive compensation and equity awards that an executive may receive in any year	We do not reprice stock options and do not exchange "underwater" options for cash
We consider relevant external market and peer company data in establishing compensation	We do not provide guaranteed bonuses
We have robust stock ownership guidelines for key executive positions and directors	We do not provide multi-year severance benefits in our employment agreements
We have double trigger change in control severance benefits in our executive employment agreements	We do not offer a defined benefit pension plan
We pay reasonable salaries and provide appropriate benefits to our executives	We do not offer a supplemental executive retirement plan
We provide a blend of short and long-term incentive opportunities as well as a blend of cash and equity incentive opportunities	We do not provide our executives with perquisites or other personal benefits beyond what we generally provide other employees
We maximize the tax deductibility of incentive compensation
Our Compensation Committee is made up entirely of independent directors and is empowered to select and engage its own independent advisors
The principal elements of our named executive officer compensation program are base salary, performance-based annual cash incentives, service-based and performance-based long-term equity incentives, and the employee benefits provided to our other full-time domestic employees. We utilize a mix of the foregoing elements with the ultimate goals of aligning the short-term and long-term interests of our executives with those of our shareholders and attracting, retaining and appropriately rewarding executive management talent. It is also extremely important to us that the compensation of our named executive officers be directly linked to Company performance without encouraging excessive or unnecessary risk-taking by our executives. To effectively link pay with performance, our Compensation Committee believes that a significant portion of our named executive officer compensation must be "at risk", or not guaranteed, and directly tied to the financial success of the Company.
In evaluating and monitoring Company performance relative to the compensation of our executives, we place primary emphasis on the return on capital employed, or "ROCE", metric. ROCE is defined as our earnings before interest and taxes as a percentage of our twelve-month average capital employed. We believe that ROCE strikes an appropriate balance between generating financial returns and the efficient allocation of our capital.

The discussion below is intended to assist you in understanding the information provided in this Executive Summary and the accompanying compensation tables contained in this Proxy Statement, and to put that information into context within our overall executive compensation program. For the reasons described in this CD&A and accompanying tables, we believe our executive compensation programs are designed to support our Company goals and encourage profitable growth for our business in years to come.
Fiscal Year 2013 Performance and Pay Implications
We believe our named executive officer compensation in fiscal year 2013 aligned well with the objectives of our performance-based compensation philosophy. Our executive officers ably managed our business through a variety of challenges during our 2013 fiscal year brought on by continuing softness in retail-level consumer demand for apparel products and difficulties experienced within our Soffe business. Despite these challenges, the Company returned to profitable growth and solid financial and operating performance in fiscal year 2013. Fiscal year 2013 also marked another record year for our Company from a revenue standpoint, with our executive team guiding us to a tenth consecutive year of increased net sales. Other notable milestones include significant revenue and operating profit growth in our Activewear division and Junkfood and The Game businesses, a 94% sales increase in our Art Gun business, an approximately 31% increase in our e-commerce business, successful early steps in our planned manufacturing expansion and domestic screen print modernization efforts, and execution on a plan to grow the branded side of our business through activities such as the recent acquisition of the Salt Life® brand.
Our emphasis on ROCE and performance-based pay is reflected in the compensation paid to our named executive officers in fiscal year 2013, particularly related to payouts pursuant to our annual cash incentive program and the forfeiture of performance-based restricted stock awards by our named executive officers. Our ROCE for fiscal year 2013 was 5.8%, which is significantly higher than our ROCE in fiscal year 2012 but below the target ROCE level set for the Company by the Compensation Committee with respect to executive compensation. Our average ROCE for fiscal years 2012 and 2013 was also below the average target ROCE level set for the Company by the Compensation Committee with respect to executive compensation. Because we did not reach these ROCE objectives and other objectives tied to our three-year compounded average growth in earnings per share ("EPS"), the majority of our named executive officers were paid a lower amount, less than half, of cash incentives in fiscal year 2013 than the target cash incentives for which they were eligible. In addition, each of our named executive officers forfeited significant amounts of equity compensation due to our ROCE in fiscal year 2013 and our average ROCE in fiscal years 2012 and 2013 being below target levels.
The cash incentives earned by Mr. Humphreys, Ms. Merrill and Ms. Watson for fiscal year 2013 and the cash incentive earned by Mr. Cochran that was tied to the consolidated performance of the Company for fiscal year 2013 aggregated to $382,025, approximately 41% of the target amount for which they were eligible. The vesting of certain restricted stock unit awards previously granted to each of Ms. Merrill, Ms. Watson and Mr. Cochran was dependent upon the achievement of certain average ROCE levels in fiscal years 2012 and 2013. Ms. Merrill, Ms. Watson and Mr. Cochran forfeited an aggregate of 39,750 shares of common stock, which represents one half of their aggregate target equity incentive award, due to the Company's two-year average ROCE being below the target threshold of 10%. Moreover, Mr. Humphreys forfeited approximately 12,480 shares of common stock, which represents approximately one quarter of his aggregate target equity incentive award, due to the Company's ROCE in fiscal year 2013 being below the target threshold of 7%.
More detail regarding the compensation of our named executive officers can be found within the Summary Compensation Table located within this Proxy Statement.
Key Executive Compensation Developments in Fiscal Year 2013
On December 31, 2012, each of our named executive officers other than our Chief Executive Officer entered into new Employment and Non-Solicitation Agreements having a term of three years ending December 31, 2015. The terms and conditions of these employment agreements are substantially similar to those contained in our prior employment agreements with these named executive officers and are described in detail below in the section entitled "Employment Agreements".
On January 23, 2013, Steven E. Cochran was promoted to the position of President and Chief Operating Officer for the Company. In connection with his promotion, Mr. Cochran entered into an Amendment to Employment and Non-Solicitation Agreement as of January 28, 2013, and received an increase in salary commensurate with the promotion. Mr. Cochran previously served as President of the Company's Activewear division.
On November 26, 2012, Kenneth D. Spires, formerly a named executive officer of the Company, resigned from his position as President of our M.J. Soffe, LLC business unit.
Compensation Philosophy and Objectives
Our approach to executive compensation continues to be defined by the following primary objectives:

1.	Aligning the interests of our shareholders and executives;

2.	Establishing a strong link between executive pay and Company performance; and

3.	Attracting, retaining and appropriately rewarding executive management talent in line with market practices.
Alignment of shareholder and executive interests
Our executive compensation program elements are aligned with the interests of our shareholders in several key respects. The annual cash incentive compensation for which our executives were eligible in fiscal year 2013 was primarily contingent on the Company's achievement of aggressive yet realistic ROCE and EPS growth goals. The Company has consistently utilized ROCE as a performance metric for many years and we believe ROCE is a balanced financial performance metric that effectively calibrates the sometimes divergent goals of increasing earnings and the efficient use of capital, and also effectively aligns shareholder and executive interests.
For several years now, the long-term equity incentives awarded to our executives have consisted entirely of service-based restricted stock units and/or performance units that are naturally linked to the value of our stock. A significant portion of these long-term equity incentive awards are based entirely on the Company's performance with respect to ROCE. All of the long-term equity incentive awards for which our Chief Executive Officer is eligible are based on the Company's performance with respect to ROCE.
In addition, the stock ownership guidelines described in the "Corporate Governance" section of this Proxy Statement require certain of our executives to maintain a significant ownership stake in the Company, thus linking their long-term interests with those of our shareholders. Our executives are also subject to the prohibitions in our insider trading policy with respect to short selling and other speculative and derivative trading activities as well as hedging transactions with respect to our stock. We believe these restrictions, coupled with our stock ownership guidelines and the structure of our short-term and long-term incentive compensation programs, effectively dovetail executive and shareholder interests.
Link between executive pay and performance
To effectively link pay with the performance of the Company, our Compensation Committee believes that a significant portion of our named executive officer compensation must be "at risk" based on objective and predetermined financial performance criteria. The compensation paid to our named executive officers in fiscal year 2013 reflects our strong commitment to this pay-for-performance philosophy. Approximately 46% of the aggregate target cash compensation for which our Chief Executive Officer was eligible in fiscal year 2013 was entirely at risk and contingent on the Company's financial performance. Moreover, 100% of the equity compensation for which our Chief Executive Officer was eligible in connection with fiscal year 2013 was entirely at risk and contingent on the Company's financial performance. With respect to our other NEOs, on average, 30% of their aggregate target cash compensation for fiscal year 2013 was entirely at risk and contingent on the Company's financial performance and 50% of the equity awards for which they were eligible based on average ROCE in fiscal years 2012 and 2013 was entirely at risk and contingent on the Company's financial performance.
Attracting, retaining and appropriately rewarding executives
We seek to attract, retain and reward our executive officers by establishing compensation and benefit levels that are competitive relative to those offered by other companies in our industry of similar size, scope and complexity. Each named executive officer's overall responsibility level within our organization, unique skills and capabilities, long-term leadership potential, and individual performance is also considered and balanced in establishing compensation. Historic pay levels and internal pay equity considerations also factor into our executive compensation decisions.
Compensation Decision Roles
Compensation Committee
The Compensation Committee approves all compensation for our named executive officers except our Chief Executive Officer, authorizes all awards under our stock plans, and reports its decisions to our Board. The Compensation Committee recommends to the independent members of our Board the compensation for our Chief Executive Officer. Our Human Resources Department provides the Compensation Committee with the recommended amounts for each element of compensation, historical levels for each compensation element, and other applicable information. While the recommendations of management provide valuable guidance, the Compensation Committee ultimately makes all final decisions with respect to compensation levels and structure for the executive management team (except for the Chief Executive Officer, which is ultimately made by our independent directors). The Compensation Committee's charter lists the specific responsibilities of the committee and can be accessed without charge on the "Corporate Governance" page of our website at www.deltaapparelinc.com.
Company Management
Company management is responsible for developing and maintaining an effective compensation program throughout the Company and for administering the compensation programs decided upon by the Compensation Committee. Our Chief Executive Officer annually reviews the performance of each of our other named executive officers and certain other Company officers and makes recommendations to the Compensation Committee. Decisions regarding the non-equity compensation of other employees are made by management.

Setting Executive Compensation
Our Human Resources Department, with input from our Chief Executive Officer, prepares recommendations for compensation for our named executive officers other than our Chief Executive Officer. Separate recommendations for the compensation of our Chief Executive Officer, who has no input into such recommendations, are also provided. The Compensation Committee reviews these recommendations and uses them to determine base salaries and incentive compensation for our named executive officers. Our independent directors must ultimately confirm the compensation of our Chief Executive Officer.

Our Human Resources Department's compensation recommendations for fiscal year 2013 were based on a survey conducted internally utilizing relevant executive compensation information available in the proxy statement filings of peer companies within the apparel industry with annual revenues and earnings, employee headcount, operational scope and complexity, business models, and/or financial performance similar to ours. With respect to the peer companies included in the survey that are larger than our Company from a revenue or other standpoint, "right-sizing" adjustments were made to the data to achieve a more accurate comparison. For fiscal year 2013, these peer companies were as follows:

Under Armour, Inc.	Hanesbrands, Inc.	Steve Madden, Ltd.
Ennis, Inc.	Maidenform Brands, Inc.	True Religion Apparel, Inc.
Gildan Activewear, Inc.	Oxford Industries Inc.	Lululemon Athletica, Inc.
G-III Apparel Group, Ltd.

Various published and subscription-based compensation market data was also utilized in conducting the survey and in formulating the recommendations provided to the Compensation Committee. We do not directly benchmark against a specific peer company or a particular compensation or market survey, but rather utilize the data from these sources as a general guide to market compensation levels within our industry. The Compensation Committee, at times, also compares certain individual elements of our named executive officer compensation against other comparable publicly-traded companies in the same or related industries.

The Compensation Committee reviews the information and recommendations provided by our Human Resources Department as well as the performance evaluations presented by our Chief Executive Officer for our other named executive officers and the performance evaluation of the Chief Executive Officer provided by the Corporate Governance Committee in determining the appropriate aggregate and individual compensation levels for the performance year. In conducting its review, the Compensation Committee considers both the overall performance results of the Company and the overall need of the organization to attract, retain and motivate its executive officers.
Competitive Positioning of Executive Compensation Levels
In fiscal year 2013, the Compensation Committee established base salary and annual incentive opportunities for our named executive officers primarily with reference to the recommendations provided by our Human Resources Department based on the above-referenced market and peer company data. Generally, the target annual cash compensation (base salary plus target annual incentive compensation) for our named executive officers is intended to be within the median range of the general market data and peer company data, adjusted for each named executive officer's experience level, responsibility, job performance, unique expertise and future growth potential. Executives have the potential to earn significantly higher annual cash compensation when our actual performance significantly exceeds performance targets and significantly lower annual cash compensation if the Company's performance falls short of targets. Consistent with our pay-for-performance philosophy, our named executive officers received less than half, approximately 41%, of their target cash incentive compensation in fiscal year 2013 based on the Company's consolidated performance. Moreover, our Chief Executive Officer forfeited approximately one-quarter of his target equity compensation due to the Company's financial performance in fiscal year 2013 and our other named executive officers forfeited half of their target equity compensation due to the Company's financial performance in fiscal years 2012 and 2013.
Long-term equity incentive target levels for our named executive officers are set with the intention of earning value at the expected median level of the compensation market data, adjusted for consideration of expected share price appreciation, overhang, shares available for grant, and dilutive effect, with the potential for executive officers to earn higher values when performance goals are exceeded and lower if Company performance goals are not achieved.
In making decisions with respect to any element of a named executive officer’s compensation, the Compensation Committee considers the total compensation that may be awarded to the executive, including base salary, annual incentive compensation and long-term equity incentive compensation. The Compensation Committee’s goal is to award compensation that is properly balanced when all elements of potential compensation are considered. The Compensation Committee believes the aggregate components of our executive compensation program provide a total compensation level that is sufficient to attract, retain, motivate and reward our executive officers.

Executive Compensation Components
The principal components of compensation for our named executive officers are:

•	Base salary;

•	Performance-based cash incentives;

•	Long-term equity incentives; and

•	Other employee benefits provided to all full-time U.S. employees.
Although there is no pre-established policy or target for the allocation between specific compensation components, a significant portion of our named executive officer's annual total target compensation is generally intended to be contingent on Company performance relative to performance goals established for our annual and long-term incentive plans. We believe this approach reflects our objective of aligning the interests of our executives and shareholders and rewarding our executives based on Company performance without encouraging excessive or unnecessary risk-taking.
Base Salary
Base salary is paid to our executives in cash on a semi-monthly basis throughout the year and provides a minimum, fixed level of compensation. The base salary for each named executive officer is guided by the relative salary levels for comparable positions in the apparel industry, as well as the assessed potential of the executive, the individual's scope of responsibility, personal performance, experience and length of service to the Company. Each executive officer's base salary is reviewed annually and generally adjusted to reflect inflation, the Company's financial performance, any change in the executive officer's responsibilities, and the executive officer's overall performance.
The Compensation Committee has determined that, in general, to enable the Company to attract, motivate and retain the executive talent necessary for long-term growth, the compensation strategy should aim to position base salaries competitive with similar positions within both public and private apparel companies. With respect to our named executive officers other than the Chief Executive Officer, the Compensation Committee reviewed the recommendations and information provided by our Human Resources Department, along with the Chief Executive Officer's assessment of each executive's individual performance and responsibilities, and knowledge of apparel industry compensation, to determine appropriate base salary compensation. With respect to our Chief Executive Officer, the recommendations and information provided by our Human Resources Department were reviewed along with the assessment of the Chief Executive Officer's individual performance and responsibilities by the Corporate Governance Committee, to determine appropriate base salary compensation.
Base salaries for each of our named executive officers as of our fiscal year ended June 29, 2013, are as follows:

•	Robert W. Humphreys - $760,000

•	Deborah H. Merrill - $320,000

•	Martha W. Watson - $285,000

•	Steven E. Cochran - $410,000
Excluding the larger increase in base salary provided to Mr. Cochran in connection with his January 2013 promotion to the position of President and Chief Operating Officer, which amounted to an approximately 22.4% increase, salary increases in fiscal year 2013 provided to our named executive officers other than Mr. Cochran ranged from approximately 3.2% to 3.6% to reflect performance, additional experience and responsibilities, and future potential. These salary increases were generally aligned with the increases given to other salaried employees.
Changes in Fiscal Year 2014
We anticipate base salary increases for our named executive officers other than our Chief Executive Officer in fiscal year 2014 to range from approximately 3.1% to 4.9%. We do not anticipate any base salary increase for our Chief Executive Officer in fiscal year 2014.
Annual Incentive Compensation
Our named executive officers are eligible for annual incentive compensation (“AIC”) that provides for the payment of cash bonuses pursuant to our Short-Term Incentive Compensation Plan. Our Short-Term Incentive Compensation Plan is designed to motivate our named executive officers and other participating salaried employees to achieve and exceed objective annual business performance goals that have been established before or during the first quarter of the fiscal year and to reward those employees based on such achievement. The Compensation Committee certifies that the performance goals have been achieved prior to the payment of any AIC. The Compensation Committee may, at its discretion, adjust the actual AIC paid.
Target Value
The overall AIC opportunity for our named executive officers varies depending upon the executive's position, with the target value defined as a certain dollar amount per individual. The Compensation Committee approves the aggregate target values for the plan, as well as the individual target values for all named executive officers. The Compensation Committee reviewed the compensation recommendations and information provided by our Human Resources Department, along with information regarding each executive's individual performance and responsibilities, to determine the appropriate target value for each executive. The fiscal year 2013 target AIC values for each of our named executive officers were as follows:

•	Robert W. Humphreys - $650,000 (or 85% of current base salary)

•	Deborah H. Merrill - $150,000 (or 47% of current base salary)

•	Martha W. Watson - $100,000 (or 35% of current base salary)

•	Steven E. Cochran - $180,000 (or 44% of current base salary)
Performance Goals
We do not establish performance criteria based on individual performance for each named executive officer or other members of management, although we do evaluate individual performance when making compensation decisions. Rather, we believe that focusing the executive team as a group on common financial performance goals results in greater long-term success. The named executive officers each have cash incentives and performance-based equity awards conditioned on the achievement of objective financial and operational goals by the Company. In addition to the AIC based on Company-wide performance, Mr. Cochran was eligible to receive a portion of his target value based on the performance of our Activewear division in fiscal year 2013.
Under the AIC approved by the Compensation Committee for fiscal year 2013, the components of AIC that are based on the consolidated performance of the Company are as follows:

•	ROCE, which represents 75% of the target;

•	Three-year compounded average earnings per share ("EPS") growth, which accounts for 25% of the target; and

•	A positive or negative adjustment applied to any amounts earned under the ROCE or EPS growth components based on the Company's sales growth or decline in fiscal year 2013.
For fiscal year 2013, the Compensation Committee established the required ROCE to earn the target value at 10%, which is consistent with the rate established for fiscal year 2012. The Committee considered not only the Company’s actual cost of debt, which is well below 10%, in setting the required ROCE to earn the target value, but also the risk-free interest rate environment. A 3% ROCE was required to achieve 25% of the target value and a 21.5% or higher ROCE would have earned the maximum payout of 250% of the target value, with scaled target value achievement for ROCE results between 3% and 21.5% or higher.
One of the Compensation Committee's intentions with respect to the EPS growth component of the AIC structure was for our management team to place more emphasis on interest expense and tax planning to improve net income as a percentage of operating profit in fiscal year 2013. The Compensation Committee established the required three-year average EPS growth to earn the target value at 12%, with between 5% and less than 6% average EPS growth achieving up to 70% of the target value, 6% average EPS growth achieving 70% of the target value, and 20% or higher average EPS growth achieving the maximum payout of 250% of the target value, with scaled target value achievement for average EPS growth results between 5% and 20%.
Any incentives earned based on the ROCE and EPS growth components of the AIC structure are adjusted upward or downward based on the sales growth or decline of the Company from fiscal year 2012 to fiscal year 2013. If minimum performance goals are not met by the Company, there is no guaranteed cash incentive payment. If performance goals are exceeded, there is a maximum bonus payout of 250% of target values; however, our Short-Term Incentive Compensation Plan states that no participant in the plan shall receive compensation pursuant to the plan in excess of $1,500,000 during any calendar year.
The following tables set forth the AIC performance targets and calculation of the actual incentive compensation earned in fiscal year 2013 based on the consolidated financial performance of the Company as well as the corresponding individual AIC payments to each named executive officer for fiscal year 2013:

Delta Apparel, Inc. Fiscal Year 2013
Annual Incentive Compensation Components and Results

ROCE (75% of Target Value)
Performance Targets		Performance Results

ROCE Levels	Payout Percentage	ROCE	Payout Factor
< 3%	0% of target value	5.8%	55%
3%	25% of target value	Sales Growth Multiplier: .01%
10%	100% of target value
21.5%	250% of target value (maximum)	Total Payout: 55%

3-Year Compounded Average EPS Growth (25% of Target Value)
Performance Targets		Performance Results

EPS Levels	Payout Percentage	EPS	Payout Factor
< 5%	0% of target value	0%	0%
5% to < 6%	Up to but < 70% of target value (scaled)	Sales Growth Multiplier: n/a
6%	70% of target value
12%	100% of target value
20%	250% of target value (maximum)	Total Payout: 0%
The fiscal year 2013 AIC payments to each of our named executive officers based on the Company's consolidated performance were as follows:

•	Robert W. Humphreys - $268,450

•	Deborah H. Merrill - $61,950

•	Martha W. Watson - $41,300

•	Steven E. Cochran - $10,325
In addition to the annual incentive compensation based on the consolidated performance of the Company, Mr. Cochran was eligible to receive a portion of his target value ($155,000) based on the performance of our Activewear division in fiscal year 2013. Because Mr. Cochran served as President of our Activewear division until his January 23, 2013, promotion and it was anticipated that Mr. Cochran would continue to devote substantial time to the Activewear division during the remainder of fiscal year 2013, the Compensation Committee determined that it was in the best interests of the Company for Mr. Cochran to continue his participation in the annual cash incentive plan specific to our Activewear division for the remainder of the fiscal year. The Activewear division cash incentive plan for fiscal year 2013 placed one third of the target value on each of earnings before interest and taxes as a percentage of sales ("EBIT"), return on capital employed adjusted to exclude certain assets associated with manufacturing operations ("Adjusted ROCE") with a penalty for excess aged inventory, and sales growth for the Activewear division. There was no sales growth or decline adjustment to the Activewear division cash incentive plan.
If minimum performance goals were not met by the Activewear division, there was no guaranteed cash incentive payment for Mr. Cochran. If performance goals were exceeded, there was a maximum bonus payout of 250% of Mr. Cochran's target value; however, our Short-Term Incentive Compensation Plan states that no participant in the plan shall receive compensation pursuant to the plan in excess of $1,500,000 during any calendar year.
The following tables set forth the performance targets and calculation of the actual incentive compensation earned in fiscal year 2013 based on the financial performance of the Activewear division as well as the corresponding individual AIC payment to Mr. Cochran:

Activewear Division Fiscal Year 2013
Annual Incentive Compensation Components and Results

EBIT (1/3 of Target Value)
Performance Targets		Performance Results

EBIT Levels	Payout Percentage	EBIT	Payout Factor
< 2.5%	0% of target value	5%	100%
2.5%	50% of target value
5%	100% of target value
8.75%	250% of target value (maximum)	Total Payout: 100%

Adjusted ROCE (1/3 of Target Value)
Performance Targets		Performance Results

ROCE Levels	Payout Percentage	ROCE	Payout Factor
< 12.5%	0% of target value	17.6%	152%
12.5%	50% of target value	Excess Aged Inventory Adjustment 0%
15%	100% of target value
22.5%	250% of target value (maximum)	Total Payout: 152%

Sales Growth (1/3 of Target Value)
Performance Targets		Performance Results

Sales Growth Levels	Payout Percentage	Sales Growth	Payout Factor
< 1.5%	0% of target value	6.8%	103%
1.5%	50% of target value
6.5%	100% of target value
21.5%	250% of target value (maximum)	Total Payout: 103%
The fiscal year 2013 payment to Mr. Cochran under the Activewear division AIC plan was $183,365.
Changes in Fiscal Year 2014
For fiscal year 2014, ROCE, adjusted upward or downward based on the sales growth or decline of the Company from fiscal year 2013 to fiscal year 2014, will represent 100% of the AIC opportunity for our named executive officers. The target AIC values for each executive officer will remain the same for fiscal year 2014 with the exception of Mr. Cochran, whose target AIC value will increase to $250,000. Mr. Cochran will only participate in the AIC plan applicable to the Company's consolidated performance in fiscal year 2014.
Long-Term Equity Incentive Compensation
Our named executive officers receive long-term equity incentive compensation designed to provide each officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business and to link their compensation to the Company's long-term financial success. All equity awards are granted by the Compensation Committee with the aim of creating a meaningful opportunity for stock ownership based upon the executive’s current position and level and responsibility, the assessed potential of the executive, the executive’s performance, the executive’s other forms of compensation and total compensation, any other factors that are deemed relevant to accomplish the long-term goals of the Company and, as appropriate, the recommendation of the Chief Executive Officer or Human Resources Department.
All stock-based awards are now granted under the Delta Apparel, Inc. 2010 Stock Plan ("2010 Stock Plan"), which was approved by our shareholders on November 11, 2010. Under the 2010 Stock Plan, the Compensation Committee has the authority to determine to whom awards may be granted and the size and type of each award and manner in which such awards will vest. The awards available consist of stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock, performance units, and cash awards. The 2010 Stock Plan limits the number of shares that may be covered by awards to any participant in a given calendar year and also limits the aggregate awards of restricted stock, restricted stock units and performance stock granted in any given calendar year. If a participant dies or becomes disabled (as defined in the 2010 Stock Plan) while employed or serving as a director, all unvested awards become fully vested. The Compensation Committee is authorized to establish the terms and conditions of awards granted under the 2010 Stock Plan, to establish, amend and rescind any rules and regulations relating to the 2010 Stock Plan, and to make any other determinations that it deems necessary.
Except for the recent equity awards to our Chief Executive Officer and in other limited instances involving newly hired employees or promotions, the Compensation Committee's current practice is to make regular long-term equity incentive grants every other year that vest on a two-year schedule based on service and/or objective performance criteria. The Compensation Committee did not make any long-term equity awards to named executive officers in fiscal year 2013, instead making such awards in fiscal year 2012 and fiscal year 2014 per regular practice. All long-term equity incentive awards made in fiscal years 2012 and 2014 were made under the 2010 Stock Plan.
Chief Executive Officer
On June 6, 2012, the Company entered into a second amendment to Mr. Humphreys' employment agreement in connection with which Mr. Humphreys received a grant of 156,000 performance units that vest based on future Company performance. One third of such performance units (52,000) were eligible to vest upon the filing of our Form 10-K for fiscal year 2013 based on our one-year average ROCE for that fiscal year and one third of such performance units (52,000) are eligible to vest upon the filing of our Form 10-K for each of our fiscal years 2014 and 2015 based on our one-year average ROCE in each such fiscal year.
The Compensation Committee established the one-year average ROCE for Mr. Humphreys to vest in 100% of the target number of shares (52,000) at 7%. Mr. Humphreys vests in 20% of the target number of shares (10,400) if the average ROCE is 3%, 120% of the target number of shares (62,400), which is the maximum number of shares that can be earned under the award, if the average ROCE is 12% or higher, and in none of the shares if the average ROCE is less than 3%. Mr. Humphreys is eligible for pro rata share vesting based on the actual one-year average ROCE being between 3% and 12% (10,400 to 62,400 shares). Mr. Humphreys will receive shares of Company stock equal to one-half of the value of the aggregate number of any vested performance units and a cash payment equal to one-half of the value of the aggregate number of such vested performance units. No tax assistance is provided under this award.
The following table sets forth the performance targets, vesting structure and performance results for the performance units for which Mr. Humphreys was eligible based on the Company's ROCE in fiscal year 2013:

Performance Targets and Results Chief Executive Officer
Targets		Results

ROCE Levels	Vesting Percentage	ROCE	Shares Vested
< 3%	0% of target shares
3%	20% of target shares	5.8%	76% (39,520)
3% to 7%	20% to 100% of target shares (pro rata)
7%	100% of target shares
7% to 12%	100% to 120% of target shares (pro rata)
12%	120% of target shares (maximum)
Based on our ROCE of 5.8% in fiscal year 2013, Mr. Humphreys vested in 39,520 performance units (76% of the target amount of 52,000) upon the August 29, 2013, filing of our Form 10-K for the 2013 fiscal year. Pursuant to the terms of the award, Mr. Humphreys received one half of the award in common stock, which is 19,760 shares (less shares net settled for applicable taxes), and a cash payment of $327,028 (less applicable taxes), which is equal to the value of the remaining half of the vested performance units.
Other Named Executive Officers
On July 6, 2011, Ms. Merrill, Ms. Watson, and Mr. Cochran were each awarded 13,250 service-based restricted stock units that vest over time and 13,250 performance units that vest based on future Company performance. The service-based restricted stock units vested upon the August 29, 2013, filing of our Form 10-K for the 2013 fiscal year.
Ms. Merrill, Ms. Watson, and Mr. Cochran were eligible to vest in the performance units based on our average ROCE for fiscal years 2012 and 2013. The Compensation Committee established the two-year average ROCE for Ms. Merrill, Ms. Watson, and Mr. Cochran to vest in 100% of the target number of shares (13,250) at 10%. Ms. Merrill, Ms. Watson, and Mr. Cochran were eligible to vest in 50% of the target number of shares (6,625) if the two-year average ROCE was 5%, 150% of the target number of shares (19,875), which was the maximum number of shares that could have been earned under the award, if the two-year average ROCE was 15% or higher, and in none of the shares if the two-year average ROCE was less than 5%. Ms. Merrill, Ms. Watson, and Mr. Cochran were eligible for pro rata share vesting based on the actual two-year average ROCE being between 5% and 15% (6,625 to 19,875 shares). No tax assistance is provided under this award.
The following table sets forth the performance targets, vesting structure and performance results for the performance units for which Ms. Merrill, Ms. Watson, and Mr. Cochran were eligible based on the Company's average ROCE in fiscal years 2012 and 2013:

Performance Targets and Results Other Named Executive Officers
Targets		Results

Two-Year ROCE Levels	Vesting Percentage	Two-Year ROCE	Shares Vested
< 5%	0% of target shares
5%	50% of target shares	< 5%	0%
5% to 10%	50% to 100% of target shares (pro rata)
10%	100% of target shares
10% to 15%	100% to 150% of target shares (pro rata)
15%	150% of target value (maximum)
Based on our average ROCE for fiscal years 2012 and 2013 being less than 5%, Ms. Merrill, Ms. Watson, and Mr. Cochran did not vest in any of these performance units.
Changes in Fiscal Year 2014
Pursuant to the Company's regular equity grant practice, at the beginning of our 2014 fiscal year an aggregate of 30,000 service-based restricted stock unit awards and performance unit awards were granted to each of Ms. Merrill and Ms. Watson and an aggregate of 40,000 service-based restricted stock unit awards and performance unit awards were granted to Mr. Cochran. Half of these awards consist of restricted stock units and half consist of performance units. The applicable performance criteria and targets mirror that of the above-described prior awards granted to Ms. Merrill, Ms. Watson and Mr. Cochran except that any vested units will be paid in shares of Company stock equal to one-half of the value of the aggregate number of such vested units and a cash payment equal to one-half of the value of the aggregate number of such vested units. No tax assistance is provided under these awards.
Other Employee Benefits
Our named executive officers receive the same employee benefits generally available to all of our full-time employees in the United States, including health insurance, dental insurance, and group life and disability insurance. In addition, our named executive officers are eligible to participate in our 401(k) plan once they meet eligibility requirements. We provide our named executive officers with the same 401(k) match offered to all participating employees of the Company. We do not maintain any deferred compensation or supplemental executive retirement plans.
Perquisites and Other Personal Benefits
We do not provide our named executive officers with any perquisites or other personal benefits that are not provided to our other employees in the United States.
Deductibility of Compensation Expense
Internal Revenue Service rules do not permit us to deduct certain compensation paid to certain executive officers in excess of $1 million, except to the extent such excess constitutes performance-based compensation (as defined in Section 162(m) of the Internal Revenue Code). The Compensation Committee considers its primary goal to be the design of compensation programs that further the best interests of the Company and its shareholders. To the extent consistent with that goal, the Compensation Committee attempts to use compensation programs that preserve the tax deductibility of compensation expenses. We believe that the cash bonuses paid to our employees pursuant to the shareholder approved Short-Term Incentive Compensation Plan and the performance-based equity grants made pursuant to the Company's 2010 Stock Plan qualify as performance-based compensation exempt from the $1 million deduction limit. The options granted subsequent to November 2001 under the Delta Apparel Stock Option Plan ("Option Plan") and Delta Apparel Incentive Stock Award Plan ("Award Plan") may not qualify as performance-based compensation, as those plans were not approved by our shareholders. In fiscal year 2013, all of the compensation paid to Mr. Humphreys was deductible by the Company for federal income tax purposes and we believe that in fiscal year 2014 all compensation paid to Mr. Humphreys will be deductible by the Company for federal income tax purposes.

Employment Agreements
We compete for executive talent and believe that agreements providing severance and other protections play an important role in attracting and retaining key executives. We have entered into employment agreements with all named executive officers and other selected senior executives and key managers.
Robert W. Humphreys, Chairman and Chief Executive Officer, has an employment agreement with the Company dated June 12, 2009, which was amended on August 17, 2011, and amended once again on June 6, 2012. Our other named executive officers are parties to employment agreements with Delta Apparel, Inc. dated December 31, 2012. Mr. Cochran's employment agreement was amended on January 28, 2013, in connection with his promotion to President and Chief Operating Officer.
Employment Agreement with Chief Executive Officer
Mr. Humphreys' agreement provides that he will receive a base annual salary of at least $760,000, subject to upward adjustment at the discretion of our independent directors. Mr. Humphreys will participate in the Company’s Short-Term Incentive Compensation Plan with a base of $650,000 during fiscal years 2014 and 2015, with the maximum payout of $1,500,000 for any single fiscal year. The calculation of Mr. Humphreys’ compensation under the Short-Term Incentive Compensation Plan will be the same as conducted annually by our Board for the other participants in the plan. Mr. Humphreys will also participate in the 2010 Stock Plan.
As set forth in the "Long-Term Incentive Compensation" section, above, in connection with the first amendment to his employment agreement, Mr. Humphreys received 52,000 shares of performance units that were eligible to vest based on the Company's attainment of fiscal year 2012 ROCE targets. Mr. Humphreys did not receive any of these performance units due to the Company's ROCE being below the minimum threshold in fiscal year 2012. As also set forth in the "Long-Term Incentive Compensation" section, above, in connection with the second amendment to Mr. Humphreys' employment agreement, he received a grant of 156,000 performance units that are eligible to vest in thirds upon the filing of our Form 10-K for each of our fiscal years 2013, 2014 and 2015 based on our one year average ROCE in the applicable fiscal year. In the event that Mr. Humphreys is terminated other than for Cause (as defined in the agreement), and subject to satisfaction of the applicable performance criteria, Mr. Humphreys will receive the full award for the fiscal year in which his employment is terminated.
Mr. Humphreys is entitled to receive such perquisites as may be provided by the Company from time to time to executives of the Company in comparable positions and such other benefits as are customarily available to executives of the Company.
The agreement requires that Mr. Humphreys give the Company 180 days’ prior written notice of his voluntary termination of employment. The Company may terminate Mr. Humphreys’ employment with or without cause upon written notice. If the Company terminates Mr. Humphreys’ employment without cause or Mr. Humphreys terminates his employment because of a material breach of the agreement by the Company, the Company, for a period of 12 months, will continue to pay Mr. Humphreys’ base salary, will pay 100% of his Short-Term Incentive Compensation base amount for the fiscal year in which his employment was terminated, and will continue to provide the life, medical, and disability insurance provided to him prior to termination or, if different, the life, medical, and disability insurance provided to other executives during such 12-month period. The agreement provides for 6 months of base salary continuation to Mr. Humphreys’ estate following his death, and provides for base salary and benefits continuation for 6 months following termination of employment because of disability.
If within one year of a Change of Control (as defined in the agreement), Mr. Humphreys terminates his employment for Good Reason (as defined in the agreement) or the Company terminates Mr. Humphreys’ employment for any reason other than Cause (as defined in the agreement), death, or disability, then the Company must pay to Mr. Humphreys (i) an amount equal to his annual base salary in effect on the termination date, (ii) an amount equal to the full amount of the cash Short-Term Incentive Compensation target during the fiscal year in which the termination occurs, (iii) all benefits under the Company’s various welfare and benefit plans for 12 months after the date of termination at levels and rates substantially equal to those applicable to him prior to such termination, and (iv) outplacement assistance.
Mr. Humphreys' agreement contains an IRC Section 280G “golden parachute payment savings clause” that reduces severance payments if the total amount of payments he would receive from the Company would require the Company to report an excess parachute payment.
Upon a termination of Mr. Humphreys’ employment, Mr. Humphreys is generally prohibited for 12 months from the date of termination from directly or indirectly competing with the Company by providing to any company that is in a competing business services substantially similar to the services provided by him at the time of termination. A competing business is defined as any business that engages, in whole or in part, in the manufacturing or marketing of activewear apparel in the United States, and Mr. Humphreys’ employment function or affiliation is directly or indirectly in such business of activewear apparel manufacturing or marketing. The agreement also includes non-solicitation provisions that apply to employees, customers and suppliers for a period of two years from expiration of the term of the agreement or termination of employment, as well as non-disclosure and non-disparagement provisions.
Mr. Humphreys' agreement continues until the date of the filing with the SEC of our Form 10-K for fiscal year 2015.

Employment Agreements with Other Named Executive Officers
The employment agreements with the other named executive officers are identical except for the employees’ job titles and base salaries set forth below. In addition, the non-compete provision in Mr. Cochran's agreement extends for 12 months while the non-compete provisions in each of Ms. Merrill's and Ms. Watson's agreement extends for four months.

Deborah H. Merrill	Vice President, Chief Financial Officer and Treasurer	$320,000
Martha M. Watson	Vice President and Chief Human Resources Officer	$285,000
Steven E. Cochran	President and Chief Operating Officer	$410,000
Each agreement entitles the employee to (i) the base salary set forth above (subject to upward adjustment), (ii) participate in the Company’s Short-Term Incentive Compensation Plan, and (iii) receive the fringe benefits provided to executives in comparable positions including vacations and life, medical and disability insurance. The agreements all have terms that expire on December 31, 2015.
If the executive dies during the term of the agreement, we will continue to pay his or her base salary in effect at the time of death to his or her estate for 6 months. If the employee becomes disabled (as defined in the agreement) during the term and his or her employment is terminated, he or she will continue to receive base salary and benefits for a period of 6 months. If the Company terminates the employee’s employment without cause (as defined in the agreement) or the employee terminates employment because the Company has breached the agreement and in each case no change of control (as defined in the agreement) has occurred, then the employee is entitled to receive base salary and incentive compensation ranging from 3 months base salary and 25% of the Short-Term Incentive Plan award for the most recent full fiscal year if the employee was employed for less than one year or up to 12 months base salary and 100% of the Short-Term Incentive Plan award for the most recent full fiscal year if the employee was employed for three or more years, in all cases paid out in equal monthly payments over the period of base salary continuation to the extent permitted under Internal Revenue Code (“IRC”) Section 409A. The Company will also make the employee’s COBRA payments for medical insurance for the applicable payout period unless the employee receives reasonably comparable benefits from another employer.
If within one year after a Change of Control (as defined in the agreement), the employee terminates employment for Good Reason (as defined in the agreement) or the Company terminates the employee’s employment for any reason other than Cause (as defined in the agreement), death or disability, then the employee is entitled to receive an amount equal to one year’s base salary for the fiscal year prior to termination plus the cash incentive compensation received by the employee for the most recent fiscal year. The Company must also provide out-placement assistance and continue coverage under the Company’s various welfare and benefit plans in effect at the time of termination for 12 months.
Each agreement contains an IRC Section 280G “golden parachute payment savings clause” that reduces severance payments if the total amount of payments the employee would receive from the Company would require the Company to report an excess parachute payment.
Upon a termination of Ms. Merrill's or Ms. Watson's employment, she is generally prohibited for four months from the date of termination from directly or indirectly competing with the Company by providing to any company that is in a competing business services substantially similar to the services provided by her at the time of termination. A competing business is defined as any business that engages, in whole or in part, in the manufacturing or marketing of activewear apparel in the United States, and Ms. Merrill's or Ms. Watson's employment function or affiliation is directly or indirectly in such business of activewear apparel manufacturing or marketing.
Upon a termination of Mr. Cochran's employment, he is generally prohibited for twelve months from the date of termination from directly or indirectly competing with the Company by providing to any company that is in a competing business services substantially similar to the services provided by him at the time of termination. A competing business is defined as any business that engages, in whole or in part, in the manufacturing or marketing of activewear apparel in the United States, and Mr. Cochran's employment function or affiliation is directly or indirectly in such business of activewear apparel manufacturing or marketing.
The agreements also include non-solicitation provisions that apply to employees, customers and suppliers for a period of two years from expiration of the term of the agreement or termination of employment, as well as non-disclosure and non-disparagement provisions.
Compensation Risk Assessment
The Company has assessed the potential risks associated with the Company’s compensation programs, including any risk that would be reasonably likely to have a material adverse effect on the Company, and believes that our compensation program does not encourage excessive or inappropriate risk taking. For a more detailed discussion of the Company's compensation risk assessment please see the "Corporate Governance" section of this Proxy Statement.

COMPENSATION TABLES
2013 SUMMARY COMPENSATION TABLE
The following table provides summary information concerning the compensation paid to or earned by our named executive officers for each of the last three completed fiscal years.

		Salary	Stock Awards		Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
Name of Principal Position	Year	($)	($)(1)		($)(2)	($)(3)	($)(4)		($)
Robert W. Humphreys	2013	$758,958	—		$—	$268,450	$9,258		$1,036,666
Chairman and Chief Executive Officer	2012	$733,125	$3,052,920	(5)	$—	$—	$7,812		$3,793,857
(Principal Executive Officer)	2011	$720,000	$—		$—	$835,625	$7,500		$1,563,125

Deborah H. Merrill	2013	$317,083	—		$—	$61,950	$10,017		$389,050
Vice President, Chief Financial Officer &	2012	$302,500	$466,400	(6)	$—	$—	$7,134		$776,034
Treasurer (Principal Financial Officer)	2011	$275,500	$—		$—	$275,550 (8)	$10,340		$561,390

Martha M. Watson	2013	$283,333	—		$—	$41,300	$8,542		$333,175
Vice President & Chief Human Resources	2012	$273,333	$466,400	(6)	$—	$—	$6,383		$746,116
Officer	2011	$265,000	$—		$—	$133,700	$6,504		$405,204

Steven E. Cochran	2013	$366,250	—		$—	$193,690	$84,670	(9)	$644,610
President & Chief Operating Officer	2012	$330,833	$466,400	(6)	$—	$—	$43,360	(10)	$840,593
	2011	$222,917	$—		$323,430 (7)	$653,735	$3,792		$1,203,874

(1)
Amounts do not reflect compensation actually received by the named executive officer in fiscal year 2012. Instead, the amounts shown are the aggregate grant date fair value of restricted share units and performance units computed in accordance with FASB ASC Topic 718, and which may be earned in ensuing fiscal years based on service and/or the Company's achievement of performance results. The assumptions used for purposes of the valuation of the stock awards are described more fully in Note 12 in our financial statements in the Form 10-K for the year ended June 29, 2013, as filed with the SEC.

(2)
Amounts do not reflect compensation actually received by the named executive officer in the fiscal year 2011. Instead, the amounts shown are the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718, and which may be earned in ensuing fiscal years based on service and/or the Company's achievement of performance results. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. The grants made pursuant to the Company’s Incentive Stock Award Plan include tax assistance that is paid by the Company. The grant date fair value of these awards is increased by 75%, the approximate value of the tax assistance. The assumptions used for purposes of the valuation of the options are described more fully in Note 12 in our financial statements in the Form 10-K for the year ended June 29, 2013, as filed with the SEC.

(3)
This column represents the amounts earned by the named executive officer in fiscal years 2013, 2012 and 2011 pursuant to the Company’s Short-Term Incentive Compensation Plan. Additional information regarding the potential threshold, target and maximum payouts underlying the Non-Equity Incentive Plan Compensation column is included in the Grants of Plan-Based Awards table.

(4)
This column represents the matching contributions by the Company to the Company’s 401(k) savings plan. The Company’s named executive officers do not receive perquisites that would exceed an aggregate of $10,000 each.

(5)
The amount shown includes the aggregate grant date fair value of performance unit awards, using the probable outcome of the performance conditions as of the grant date, which was assumed to be the target amount. If the amount was calculated assuming the highest level of performance conditions were met, the grant date fair value for the awards would be $3,663,504.

(6)
The amount shown includes the aggregate grant date fair value of both restricted share unit and performance unit awards, with the performance unit awards using the probable outcome of the performance conditions as of the grant date, which was assumed to be the target amount. If the amount was calculated assuming the highest level of performance conditions were met, the grant date fair value for the awards would be $583,000.

(7)
The amount shown includes the aggregate grant date fair value of both service and performance-based awards, with the performance-based awards using the probable outcome of the performance conditions as of the grant date, which was assumed to be the target amount. If the amount was calculated assuming the highest level of performance conditions were met, the grant date fair value for the awards would be $357,366.

(8)	The amount shown includes a $75,000 bonus for meeting the target date for the corporate refinancing of U.S. and Honduran based debt.

(9)	The amount shown includes $73,420 in temporary living and relocation expenses paid to Mr. Cochran in conjunction with a relocation package offered upon his initial employment with the Company.

(10)	The amount shown includes $34,493 in temporary living expenses paid to Mr. Cochran in conjunction with a relocation package offered upon his initial employment with the Company.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2013
The following table provides information regarding grants of cash awards made under our Short-Term Incentive Compensation Plan during fiscal year 2013. The threshold, target and maximum amounts shown in the table represent the amounts to be paid if the Company's performance meets the respective levels of the applicable performance measures. The performance measures are more fully described in the CD&A section of this Proxy Statement. There were no stock-based awards granted to our named executive officers during fiscal year 2013.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Securities Underlying Options	Closing Market Price on Date of Grant	Grant Date Fair Value of Stock and Option Awards
	Grant	Threshold	Target	Maximum		Threshold	Target	Maximum
Name	Date	($)	($)	($)(2)		(#)	(#)	(#)	(#)	($/Sh)	($)
Robert W. Humphreys	07/02/12	—	$650,000	$1,500,000	(3)	—	—	—	—	—	—

Deborah H. Merrill	07/02/12	—	150,000	375,000	(3)	—	—	—	—	$—	$—

Martha M. Watson	07/02/12	—	$100,000	$250,000	(3)	—	—	—	—	—	—

Steven E. Cochran	07/02/12	$25,833	$155,000	$387,500	(4)	—	—	—	—	$—	$—
	07/02/12	—	$25,000	$62,500	(3)

(1)	The non-equity incentive plan information represents our 2013 annual incentives under our Short-Term Incentive Compensation Plan.

(2)
The Short-Term Incentive Compensation Plan states that no participant in the plan shall receive compensation pursuant to the plan in excess of $1,500,000 during any calendar year. In addition, the 2013 annual incentives for both the plan for the Company as a whole and the plan based on the Delta Activewear division include provisions for a maximum payout of 250%.

(3)	Amount represents the 2013 annual incentives based on the consolidated performance of the Company.

(4)	Amount represents the 2013 annual incentives based on the performance of the Delta Activewear division.

OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END
The following table provides information concerning unexercised stock-based options and unvested unit awards (including restricted share units and performance units) granted to our named executive officers that were outstanding as of June 29, 2013.

	Option Awards			Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Performance-Based Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Performance-Based Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable	($)		(#)(1)	($)(2)	(#)	($)(3)
Robert W. Humphreys	62,500	$11.280	07/05/14	—	—	—	—
	250,000	$13.350	07/03/15	—	—	—	—
	—	—	—	—	—	143,520 (4)	$2,023,632

Deborah H. Merrill	2,000	$11.280	07/05/14	—	—	—	—
	12,000	$13.350	07/03/15	—	—	—	—
	30,000	$17.240	07/03/15	—	—	—	—
	40,000	$8.300	02/08/18	—	—	—	—
	—	—	—	13,250	$186,825	—	$—

Martha M. Watson	8,000	$11.280	07/05/14	—	—	—	—
	56,000	$13.350	07/03/15	—	—	—	—
	40,000	$8.300	02/08/18	—	—	—	—
	—	—	—	13,250	$186,825	—	$—

Steven E. Cochran	25,000	$13.860	02/08/18	—	—	—	—
	—	—	—	13,250	$186,825	—	$—

(1)
These stock awards, granted under the 2010 Stock Plan, are restricted stock units. Each restricted stock unit represents the right to receive one share of Delta Apparel, Inc. common stock on the vesting date, which is the day we filed our Annual Report on Form 10-K for the year ended June 29, 2013.

(2)
The market value is calculated by multiplying the number of restricted share units by $14.10, the closing price of Delta Apparel, Inc.'s common stock on June 28, 2013 (the last trading day prior to the end of our 2013 fiscal year).

(3)
The market value is calculated by multiplying the number of performance units Mr. Humphreys was entitled to receive based upon the Company's fiscal year 2013 performance (39,520) and the target levels of the performance units for each of fiscal years 2014 and 2015 (52,000) by $14.10, the closing price of Delta Apparel, Inc.'s common stock on June 28, 2013 (the last trading day prior to the end of our 2013 fiscal year).

(4)
In accordance with his employment agreement, Mr. Humphreys received an award granted under the 2010 Stock Plan of 156,000 performance units with one third of such performance units eligible to vest upon the filing of our Annual Report on Form 10-K for each of our fiscal years 2013, 2014 and 2015. With respect to any such performance units that vest, Mr. Humphreys will receive shares of Delta Apparel, Inc. common stock equal to one-half of the value of the aggregate number of such vested performance units and a cash payment equal to one-half of the value of the aggregate number of such vested performance units. Based upon the Company's performance in fiscal year 2013, Mr. Humphreys vested in 39,520 of the target amount of 52,000 shares for which he was eligible.

FISCAL YEAR 2013 OPTION EXERCISES
There were no stock options exercised by our named executive officers during fiscal year 2013.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following is a summary setting forth potential severance payments and benefits provided for in each named executive officer's employment agreement or other compensation arrangement, assuming termination of employment or a change in control occurred on June 29, 2013, the last day of our 2013 fiscal year. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the price of the Company’s common stock and the executive’s age. These benefits are in addition to benefits available generally to salaried employees upon termination.

	Involuntary Termination without Cause	Termination for Change in Control	Change in Control without Termination	Death	Disability
Executive	($)	($)	($)	($)	($)
Robert W. Humphreys
Base Salary	$760,000	$760,000	$—	$380,000	$380,000
Non-Equity Incentive Compensation	650,000	650,000	—	—	—
Equity Options and Awards (1)	—	2,199,600	2,199,600	2,199,600	2,199,600
Insurance Benefits	9,360	9,360	—	—	4,680
Outplacement Services	—	5,000	—	—	—
	$1,419,360	$3,623,960	$2,199,600	$2,579,600	$2,584,280

Deborah H. Merrill
Base Salary	$320,000	$320,000	$—	$160,000	$160,000
Non-Equity Incentive Compensation	—	—	—	—	—
Equity Options and Awards (1)	—	373,650	373,650	373,650	373,650
Insurance Benefits	2,832	2,832	—	—	1,416
Outplacement Services	—	5,000	—	—	—
	$322,832	$701,482	$373,650	$533,650	$535,066

Martha M. Watson
Base Salary	$285,000	$285,000	$—	$142,500	$142,500
Non-Equity Incentive Compensation	—	—	—	—	—
Equity Options and Awards (1)	—	373,650	373,650	373,650	373,650
Insurance Benefits	8,880	8,880	—	—	4,440
Outplacement Services	—	5,000	—	—	—
	$293,880	$672,530	$373,650	$516,150	$520,590

Steven E. Cochran
Base Salary	$307,500	$307,500	$—	$167,500	$167,500
Non-Equity Incentive Compensation	—	—	—	—	—
Equity Options and Awards (1)	—	373,650	373,650	373,650	373,650
Insurance Benefits	4,680	4,680	—	—	4,680
Outplacement Services	—	5,000	—	—	—
	$312,180	$690,830	$373,650	$541,150	$545,830

(1)
Amount includes value received under the 2010 Stock Plan. The value of payments are based upon the closing price of the Company's common stock on June 28, 2013 (the last trading day prior to the end of our 2013 fiscal year) multiplied by the number of awards outstanding.

Payments Made Upon Any Termination
Regardless of the manner in which a named executive officer’s employment terminates, the executive is entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	earned but unpaid salary through the date of termination;

•	non-equity incentive compensation earned and payable prior to the date of termination;

•	option grants received which have already vested and are exercisable prior to the date of termination (subject to the terms of the applicable option agreements);

•	unused vacation pay; and

•	amounts accrued and vested under the Company’s 401(k) Plan.
Payments Made Upon Retirement
The Company does not currently offer additional benefits upon retirement other than the benefits available to any employee leaving the Company. The Company's 2010 Stock Plan does not include provisions for vesting based upon retirement.
Payments Made Upon Involuntary Termination for Cause
In the event any named executive officer is terminated for cause (as defined by his or her employment agreement), the executive is not entitled to receive any payments other than those payments identified under the heading “Payments Made Upon Any Termination” above.
Payments Made Upon Involuntary Termination Without Cause
As a result of employment agreements entered into by the Company with the named executive officers, in the event that a named executive officer’s employment is involuntarily terminated without cause, the executive would receive, in addition to the items identified under the heading “Payments Made Upon Any Termination” above:

•
in the case of Mr. Humphreys, twelve months of base salary continuation and payment of non-equity incentive compensation equal to 100% of the target award for the fiscal year in which the termination occurs. In addition, the full award of performance units (granted pursuant to the 2010 Stock Plan) related to the fiscal year in which Mr. Humphreys’ employment is terminated will immediately and automatically vest subject to the satisfaction of applicable performance criteria;

•
in the case of Ms. Merrill and Ms. Watson, twelve months of base salary continuation and payment of non-equity incentive compensation equal to 100% of the award for the most recent full fiscal year prior to termination;

•
in the case of Mr. Cochran, nine months of base salary continuation and payment of non-equity incentive compensation equal to 75% of the award for the most recent full fiscal year prior to termination; and

•
continuation of group life, disability and medical insurance coverage for twelve months in the case of Mr. Humphreys, Ms. Merrill, and Ms. Watson, and for nine months in the case of Mr. Cochran, at levels and rates equal to those immediately prior to termination or, if different, as provided to other executive level employees during such applicable period.

Payments Made Upon a Change in Control
As discussed in detail in the CD&A, the employment agreements, along with the 2010 Stock Plan, contain change in control provisions. The benefits, in addition to the items listed under the heading “Payments Made Upon Any Termination” above, include:

•
in the case of Mr. Humphreys, whether or not termination results from the change in control, all performance criteria shall be deemed achieved at target levels and all other terms and conditions met to pay out all performance units. In addition, if termination results from the change in control, twelve months of base salary and payment of non-equity incentive compensation equal to 100% of the target award for the fiscal year in which the termination occurs;

•
in the case of Ms. Merrill, Ms. Watson and Mr. Cochran, whether or not termination results from the change in control, all restrictions on restricted stock units will terminate, and all performance criteria shall be deemed achieved at target levels and all other terms and conditions met to pay out all performance units and restricted stock units. In addition, if termination results from the change in control, twelve months of base salary and payment of non-equity incentive compensation equal to 100% of the award for the most recent full fiscal year prior to termination; and

•
in the case of termination resulting from the change in control, each named executive officer will receive continuation of group life, disability and medical insurance coverage for twelve months at levels and rates equal to those immediately prior to termination or, if different, as provided to other executive level employees during such applicable period. In addition, outplacement assistance will be provided to the executives.

Payments Made Upon Death or Permanent Disability
In the event of the death or permanent disability of a named executive officer, the executive would receive, in addition to the items listed under the heading “Payments Made Upon Any Termination” above:

•
each named executive officer will receive six months of base salary continuation and all performance criteria shall be deemed achieved at target levels and all other terms and conditions met to pay out all restricted stock units and/or performance units granted pursuant to the Company’s 2010 Stock Plan;

•
each named executive officer will receive continuation of group life, disability and medical insurance coverage for six months at levels and rates equal to those immediately prior to the date of permanent disability or, if different, as provided to other executive level employees during such period.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” with Company management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in our Annual Report on Form 10-K for the fiscal year ended June 29, 2013, and this Proxy Statement for filing with the SEC.

COMPENSATION COMMITTEE:
David T. Peterson (Chairperson)
James A. Cochran
Sam P. Cortez
Robert E. Staton, Sr.

DIRECTOR COMPENSATION

In considering the current level of compensation for our non-employee directors and whether any adjustments are appropriate, we have historically obtained data from a number of different sources, including publicly available data for the companies in our industry of comparable size, scope and complexity and market survey data collected by our Human Resources Department. The Compensation Committee is responsible for reviewing and approving changes to the compensation of our non-employee directors. The Compensation Committee engaged in a review of non-employee director compensation in fiscal year 2013 and determined that current compensation levels are appropriate. The Compensation Committee did not engage a compensation consultant to assist in the determination of director compensation in fiscal year 2013.
The Company does not pay any director who is also an employee of the Company or any of its subsidiaries for his or her service as a director.
For fiscal year 2013, non-employee directors received the following compensation:

•	$25,000 annual retainer;

•	a grant of 1,500 shares of Common Stock;

•	in the case of the Audit Committee, a $5,000 annual retainer for the committee chairperson and $3,000 for the committee members;

•	in the case of the Compensation and Corporate Governance Committees, a $3,000 annual retainer for the committee chairpersons and $2,500 for the committee members;

•	up to $5,000 every two-year period for Board of Director education; and

•	reasonable travel expenses to attend meetings.
The following table summarizes the compensation that the Company’s non-employee directors earned for services as members of the Board of Directors and any committee of the Board of Directors during fiscal year 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
James A. Cochran	$30,500	$24,825	$55,325
Sam P. Cortez	$30,500	$24,825	$55,325
Dr. Elizabeth J. Gatewood	$30,500	$24,825	$55,325
Dr. G. Jay Gogue	$30,000	$24,825	$54,825
E. Erwin Maddrey, II (2)	$7,625	$—	$7,625
David T. Peterson	$30,500	$24,825	$55,325
Suzanne B. Rudy	$27,250	$24,825	$52,075
Robert E. Staton, Sr.	$30,500	$24,825	$55,325

(1)	Each current non-employee director received 1,500 shares of Common Stock upon the filing of the Company’s Annual Report on Form 10-K for its fiscal year ended June 29, 2013.

(2)	Mr. Maddrey did not stand for re-election as a director at our November 8, 2012, annual meeting of shareholders.
For fiscal year 2014, we do not anticipate any changes in the compensation structure applicable to the Company's non-employee directors.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information regarding shares of our common stock issuable pursuant to equity compensation plans as of June 29, 2013:

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	203,110	$3.31	588,661
Equity compensation plans not approved by security holders	660,500	$12.44	—
Total	863,610	$10.29	588,661

On November 11, 2010, the Company's shareholders approved the 2010 Stock Plan. Upon shareholder approval of the 2010 Stock Plan, no additional awards have been or will be granted under either the Option Plan or the Award Plan; instead, all stock awards have and will be granted under the 2010 Stock Plan.
Under the 2010 Stock Plan, the Compensation Committee of our Board of Directors has the authority to determine the employees and directors to whom awards may be granted and the size and type of each award and manner in which such awards will vest. The awards available consist of stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock, performance units, and cash awards. The aggregate number of shares of common stock that may be delivered under the 2010 Stock Plan is 500,000 plus any shares of common stock subject to outstanding awards under the Option Plan or Award Plan that are subsequently forfeited or terminated for any reason before being exercised. The 2010 Stock Plan limits the number of shares that may be covered by awards to any participant in a given calendar year and also limits the aggregate awards of restricted stock, restricted stock units and performance stock granted in any given calendar year. If a participant dies or becomes disabled (as defined in the 2010 Stock Plan) while employed by or serving as a director, all unvested awards become fully vested. The Compensation Committee is authorized to establish the terms and conditions of awards granted under the 2010 Stock Plan, to establish, amend and rescind any rules and regulations relating to the 2010 Stock Plan, and to make any other determinations that it deems necessary.
Prior to expiration of the Option Plan, the Compensation Committee of our Board of Directors had the discretion to grant options for up to 2,000,000 shares of common stock to officers and key and middle-level executives for the purchase of our stock at prices not less than fifty percent of the fair market value of the shares on the dates of grant, with an exercise term (as determined by the Compensation Committee) not to exceed 10 years.
Under the Award Plan, the Compensation Committee of our Board of Directors had the discretion to grant awards for up to an aggregate maximum of 800,000 shares of our common stock. The Award Plan authorized the Compensation Committee to grant to our officers and key and middle level executives rights to acquire shares at a cash purchase price of $0.01 per share. The Award Plan contained provisions for cash payments equal to the taxes due when the shares vest.

ADDITIONAL INFORMATION
The 2013 Annual Report contains our fiscal year 2013 Form 10-K filed with the SEC, including financial statements and financial statement schedule, but excluding exhibits. The Company will furnish to any shareholder, without charge, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2013, as filed with the SEC, upon written request to Delta Apparel, Inc., 322 S. Main Street, Greenville, South Carolina 29601, Attention: Deborah H. Merrill, Chief Financial Officer.
By Order of the Board of Directors
/s/ Justin M. Grow
Justin M. Grow
Secretary

Greenville, South Carolina
September 23, 2013

DELTA APPAREL, INC.
322 S. MAIN ST.
GREENVILLE, SC 29601

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M62969-P42158 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DELTA APPAREL, INC.

The Board of Directors recommends you vote FOR the following:

Vote on Directors

	For All	Withhold All	For All Except
1. To elect a Board of Directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) James A. Cochran
02) Sam P. Cortez
03) Dr. Elizabeth J. Gatewood
04) Dr. G. Jay Gogue
05) Robert W. Humphreys
06) David T. Peterson
07) Suzanne B. Rudy
08) Robert E. Staton, Sr.

Vote on Proposals

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
2. Advisory vote on executive compensation.	☐	☐	☐
3. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2014 fiscal year.	☐	☐	☐

4. To transact such other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date